Exhibit 10.19




                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 31, 1998, is made by and between KING CANNON, INC. (the "Purchaser"), a Delaware corporation with its principal place of business at 575 Lexington Avenue, Suite 410, New York, NY 10022 and UNIQUE CASUAL RESTAURANTS, INC. (the "Seller"), a Delaware corporation with its principal place of business at 55 Ferncroft Road, Danvers, MA 01923, and joined in to the extent set forth in the Joinder below by CHAMPPS ENTERTAINMENT, INC. ("Champps"), a Minnesota corporation with its principal place of business at 55 Ferncroft Road, Danvers, MA 01923.


                              W I T N E S S E T H:

         WHEREAS, the Seller is the owner of all of the issued and outstanding shares (the "Shares") of the capital stock of Fuddruckers, Inc. (the "Company"), a Texas corporation;

         WHEREAS, the Company (a) owns all of the issued and outstanding shares of the capital stock of each of R. Wes, Inc. ("RWes"), a Texas corporation, Fuddruckers Europe, Inc. ("Fudds Europe"), a Texas corporation, and 8725 Metcalf II, Inc. ("Metcalf"), a Kansas corporation, (b) controls all operations and assets of Fuddrucker Club, Inc. ("Fudds Club"), a Texas not for profit membership organization, (c) owns 244,000 common shares of the issued and outstanding capital stock of Fuddruckers - EMA, E.C. ("EMA"), a Bahrainian corporation which is not controlled by or otherwise affiliated with the Seller or the Company, and (d) owns of record 4,999,998 common shares, and owns beneficially in the aggregate 5,000,000 common shares, of the issued and outstanding capital stock of Atlantic Restaurant Ventures, Inc. ("ARVI"), a Virginia corporation, which owns all of the issued and outstanding shares of the capital stock of A.R.I.V. -Rockville, Inc. ("Rockville"), a Maryland corporation, and owns of records 80 common shares, and owns beneficially in the aggregate all, of the issued and outstanding shares of the capital stock of ARVI of Pikesville, Inc. ("Pikesville"), a Maryland corporation (RWes, Fudds Europe, Metcalf, Fudds Club, ARVI, Rockville and Pikesville are hereinafter referred to collectively as the "Subsidiaries" and individually as a "Subsidiary", and together with the Company, collectively as the "Acquired Companies" and individually as an "Acquired Company");

         WHEREAS, the Company and the Subsidiaries are engaged in the operation and franchise of a chain of restaurants operating under the trade name "Fuddruckers" in the United States and Canada and EMA, pursuant to exclusive rights granted to EMA by the Company under the EMA Agreements (as hereinafter defined), is engaged in the operation and franchise of a chain of restaurants operating under the name "Fuddruckers" in Europe, the Middle East and Africa (the foregoing operations and activities are referred to collectively as the "Business"), it being agreed and acknowledged by the Purchaser that with respect to all geographies where EMA has exclusive rights to currently operate and franchise "Fuddruckers" restaurants, the Company has no rights to currently operate or franchise any such restaurants but holds such residual, contingent or other reversionary rights as set forth in the EMA Agreements and under applicable Law;

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares for the consideration and on the terms set forth in this Agreement;

         WHEREAS,  the  proceeds  of  the  transactions   contemplated  by  this
Agreement will directly benefit the business, operations and prospects of Champps; and

         WHEREAS, Champps desires to induce the Purchaser to enter into this Agreement, and Champps has agreed to become jointly and severally liable, as a primary obligor and along with the Seller, for certain covenants and obligations under this Agreement, as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                        Purchase and Sale; Defined Terms

         Section 1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller will sell, transfer, convey, assign and set over ("Transfer") to the Purchaser, and the Purchaser will purchase and acquire from the Seller, all of the Seller's right, title and interest in and to the Shares.

         Section 1.2 Transferred Seller Assets. Prior to the Closing, the Seller will Transfer, to one or more of the Acquired Companies, all of the Seller Assets except that (a) in the case of Seller Assets which are furniture, fixtures and equipment used in the overhead operations of the Business, only those of such Seller Assets listed on Schedule 1.2(A) will be so Transferred, and (b) with respect to rights under Seller Assets which are Commitments with third parties, only those of such Commitments listed on Schedule 1.2(B) will be so Transferred.

         Section 1.3       Certain Definitions and Interpretive Matters.

         A. Certain Definitions. As used in this Agreement, (i) unless the context otherwise requires, each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles as consistently applied by the Seller in accordance with its procedures and practices used in the preparation of the June 1997 Audited Financials (as hereinafter defined) ("GAAP"), (ii) "or" is disjunctive but not necessarily exclusive, (iii) "including" means "including without limitation", (iv) the term "Affiliate" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (v) the term "Person" means any individual, corporation, trust, partnership, limited liability company, unincorporated association, joint venture, Governmental Entity or other entity of any kind, (vi) all references to "$" or dollar amounts mean lawful currency of the United States of America, and
(vii) the term "Laws" shall mean any foreign or domestic, federal, state, county or local statute, law, ordinance, rule, regulation, order, judgment or ruling.

         B. Interpretive Matters. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         C. Specific Defined Terms. The following defined terms are defined in the respective Sections of this Agreement as set forth below:

  Defined Term                                        Section Defined In
  ------------                                        ------------------

  "AAA"                                                2.3(A)
  "Acquired Company(ies)"                              Preamble
  "Affiliate"                                          1.3(A)
  "Agreement"                                          Intro. Paragraph
  "Andover Restaurant"                                 4.1(D)(iii)
  "Applicable Affiliate"                               4.1(P)
  "Arbitrator"                                         13.15
  "Arrangements"                                       4.1(M)(ii)
  "ARVI"                                               Preamble
  "Assets"                                             4.2
  "Audited Balance Sheet"                              4.1(D)(i)
  "Benefit Arrangements"                               4.1(M)(ii)
  "Benefit Plans"                                      4.1(M)(ii)
  "Boston Restaurant"                                  4.1(D)(iii)
  "Business"                                           Preamble
  "Business Commitments"                               4.1(G)(i)
  "Business Licenses"                                  4.1(G)(iii)
  "Cash Payment Adjustment"                            6.17
  "Champps"                                            Intro. Paragraph
  "Closed Required Restaurant"                         6.18(A)
  "Closed Store Adjustment"                            6.18(A)
  "Closing"                                            3.1
  "Closing Date"                                       3.1
  "Closing Date Receivable Adjustment"                 2.2(C)
  "Closing Statement"                                  2.2(A)(i)
  "Code"                                               3.2(A)(14)
  "Commitments"                                        4.2
  "Company"                                            Preamble
  "Company Employees"                                  4.1(M)(i)
  "Compass PLC"                                        Schedule 6.6(A)(iii)
  "Competing Transaction"                              6.7(A)
  "Current Assets"                                     2.2(D)
  "Current Liabilities"                                2.2(D)
  "Current Locations"                                  4.1(H)(i)
  "Current Receivables"                                4.2
  "DAKA"                                               Schedule 6.6(A)(iii)
  "Declining Seller Employee"                          13.16(B)
  "disclosure documents"                               4.1(V)(iv)
  "Disclosure Schedule"                                4.2
  "EBITDA"                                             4.2
  "EBITDA Adjustment"                                  2.2(D)
  "EMA Agreements"                                     4.1(X)
  "Environment"                                        4.1(L)(iv)
  "Environmental Condition"                            4.1(L)(iv)
  "Environmental Cost Estimate"                        8.6(C)
  "Environmental Laws"                                 4.1(L)(iv)
  "Environmental Matters"                              13.14(A)
  "Equity Securities"                                  4.1(C)(i)
  "ERISA"                                              4.1(M)(i)
  "ESA"                                                8.6(A)
  "Escrow Agent"                                       2.2(B)
  "Escrow Agreement"                                   3.2(A)(8)
  "Escrow Amount"                                      2.2(B)
  "Estimated Purchase Price"                           2.2(B)
  "Estimated Working Capital"                          2.2(A)(i)
  "Excluded Items"                                     4.2
  "Existing PSI Reports"                               8.6(A)
  "FAS 121"                                            4.2
  "Final Purchase Price"                               2.3(C)
  "Final Working Capital"                              2.3(A)
  "Financial Statements"                               4.1(D)(ii)
  "Former Employees"                                   4.1(M)(ii)
  "Franchise Agreements"                               4.1(G)(i)
  "Franchise Laws"                                     4.1(V)(i)
  "Fuddruckers System"                                 11.5(A)
  "Fudds Club"                                         Preamble
  "Fudds Europe"                                       Preamble
  "GAAP"                                               1.3(A)(i)
  "General Escrow Amount"                              2.2(B)
  "Governmental Entity"                                4.1(L)(iv)
  "Hazardous Materials"                                4.1(L)(iv)
  "Hazardous Materials Activities"                     13.14
  "Head Office"                                        4.1(I)
  "Holdings"                                           Schedule 6.6(A)(iii)
  "HSR Act"                                            4.1(B)
  "Indemnification Agreement"                          Schedule 6.6(A)(iii)
  "Indemnitee"                                         13.14(E)
  "Indemnitor"                                         13.14(E)
  "Independent Accountants"                            2.3(A)
  "Insurance"                                          4.1(O)
  "Intellectual Property"                              4.1(J)
  "International"                                      Schedule 6.6(A)(iii)
  "Inventory"                                          4.2
  "IRS"                                                4.1(M)(i)
  "June Financials"                                    6.12(A)
  "June 1997 Audited Financials"                       4.1(D)(i)
  "June 1997 Balance Sheet"                            6.12(A)
  "KCOB Parties"                                       Schedule 6.6(A)(iii)
  "Knowledge"                                          13.11
  "La Salsa Agreement"                                 4.1(Q)
  "Laws"                                               1.3(A)
  "Lease Consent Escrow"                               6.18(E)
  "Lease Termination Amount"                           6.18(A)
  "Leased Real Properties"                             4.1(H)(i)
  "Leases"                                             4.1(H)(i)
  "Legal Proceeding"                                   4.1(G)(iii)
  "Long-Term Receivables"                              4.2
  "Liabilities"                                        4.1(D)(vi)
  "Liability Escrow"                                   6.6(A)
  "Licenses"                                           4.1(G)(iii)
  "Lien(s)"                                            4.1(B)
  "Litigation Escrow"                                  6.6(D)
  "Maintenance Expenditure  Adjustment"                6.13
  "March Balance Sheet"                                4.1(D)(ii)
  "Material Adverse Change"                            4.2
  "Material Adverse Effect"                            4.2
  "Metcalf"                                            Preamble
  "NARLP"                                              4.1(Y)
  "Non-Current Liabilities"                            6.6(A)
  "Notice of Qualified Competing                       6.7(B)
   Transaction"
  "Objection Notice"                                   2.3(A)
  "Order"                                              4.1(B)
  "Other Locations"                                    4.1(L)(iii)
  "Outside Date"                                       10.1(e)
  "Owned Real Properties"                              4.1(H)(i)
  "P/C Escrow"                                         Schedule 6.6(A)(iii)
  "P/C Parties"                                        Schedule 6.6(A)(iii)
  "P/C Termination Date"                               Schedule 6.6(A)(iii)
  "Person"                                             1.3(A)
  "Pikesville"                                         Preamble
  "Post-Closing Asset Transfer                         2.3(B)
   Adjustment"
  "PSI"                                                8.6(A)
  "Purchaser"                                          Intro. Paragraph
  "Purchaser's Losses"                                 13.14(A)
  "Put/Call Agreement"                                 4.1(Y)
  "Put/Call L/C"                                       Schedule 6.6(A)(iii)
  "Qualified Competing Transaction"                    6.7(A)
  "Receivables"                                        4.2
  "Rehired Seller Employee"                            13.16(B)
  "Release"                                            4.1(L)(iv)
  "Rent Adjustment Amount"                             6.18(D)
  "Required Consent"                                   6.18(A)
  "Required Estoppel"                                  6.18(A)
  "Required Lease"                                     6.18(A)
  "Required Restaurant"                                6.18(A)
  "Retained Liabilities"                               4.2
  "Rockville"                                          Preamble
  "RWes"                                               Preamble
  "S/A Agreements"                                     6.12(D)
  "S/A Escrow Agreement"                               6.12(D)
  "S/A Escrow Funds"                                   6.12(D)
  "Saugus Restaurant"                                  4.1(D)(iii)
  "SEC Reports"                                        4.1(L)(ii)
  "Section 338(h)(10) Elections"                       12.2(A)
  "Section 6.7(B) Notice"                              6.7(B)
  "Secured Parties"                                    Schedule 6.6(A)(iii)
  "Seller"                                             Intro. Paragraph
  "Seller Assets"                                      4.2
  "Seller Employees"                                   13.16(B)
  "Seller's Accountants"                               4.1(D)(i)
  "Seller's Losses"                                    13.14(B)
  "Shared Employees"                                   13.16(C)
  "Shared Employee Services"                           13.16(C)
  "Shares"                                             Preamble
  "Special Meeting"                                    6.8
  "Specialty"                                          Intro. Paragraph
  "Store No. 114"                                      8.6(B)
  "Subsidiary(ies)"                                    Preamble
  "Tax(es)"                                            12.4
  "Tax Allocation Agreement"                           Schedule 6.6(A)(iii)
  "Tax Return(s)"                                      12.4
  "Threat of Release"                                  4.1(L)(iv)
  "Threshold Commitments"                              4.1(G)(i)
  "Threshold Licenses"                                 4.2
  "Transfer"                                           1.1
  "Transferred Liabilities"                            4.2
  "Transferred Seller Assets"                          4.2
  "Transitional Services Agreement"                    6.11
  "Unadjusted Purchase Price"                          2.1
  "Updates"                                            8.6(A)
  "Working Capital"                                    2.2(D)
  "1998 EBITDA"                                        6.12(B)
  "1998 Store EBITDA"                                  6.18(A)



                                   ARTICLE II

                                 Purchase Price

         Section 2.1 Unadjusted Purchase Price. In consideration of the purchase and sale of the Shares and the covenants herein contained, the purchase price shall be $43,000,000 (the "Unadjusted Purchase Price"), subject to adjustment at Closing as provided in Section 2.2 and further adjustment post-Closing as provided in Section 2.3.

         Section 2.2 Estimated Purchase Price.

         A. Closing Statement. (i) At the Closing, the Seller will deliver to the Purchaser its good faith statement (the "Closing Statement") of estimated Working Capital (as hereinafter defined) as of the Closing Date (the "Estimated Working Capital"). The Closing Statement shall be prepared by the Seller on a basis consistent with the March Balance Sheet (as hereinafter defined) including where applicable the definitions set forth in Section 2.2(C), and in any case utilizing a physical Inventory count and actual cash reconciliations. Subject to
Section 2.2(C), the Closing Statement shall separately reflect all items comprising Current Assets (as hereinafter defined) and Current Liabilities (as hereinafter defined) of the Acquired Companies on a consolidated, stand-alone basis as of the Closing Date, and in any case the Closing Statement shall not reflect any intercompany payable or receivable. For the purposes of the Seller's preparation of the Closing Statement (subject to the Purchaser's right to review the same as provided in Section 2.3) Current Assets and Current Liabilities will be shown by the Seller thereon at book value. The Purchaser and its independent accountants and other representatives shall have the opportunity to review, from time to time prior to the Closing, the work papers, trial balances and similar materials used in the preparation of the Closing Statement and to observe all procedures utilized in the preparation of the Closing Statement and the calculation of the Estimated Working Capital, including any physical Inventory count or similar procedure.

         B. Estimated Purchase Price. The Unadjusted Purchase Price shall be (a) decreased by the amount of the EBITDA Adjustment (as hereinafter defined), (b) increased by the amount that the Estimated Working Capital is more than $0 and decreased by the amount that the Estimated Working Capital is less than $0, as the case may be, (c) decreased by the amount of the Maintenance Expenditure Adjustment (as hereinafter defined), (d) decreased by the amount of the Cash Payment Adjustment (as hereinafter defined), and (e) decreased by the amount of the Closed Store Adjustment (as hereinafter defined) (as so adjusted, the "Estimated Purchase Price"). On the Closing Date, the Purchaser will pay, by wire transfer of immediately available funds, to such account as the Seller shall have designated, an amount equal to the Estimated Purchase Price less the aggregate of (i) $1,000,000 representing the "General Escrow Amount", (ii) $1,000,000 representing the "Lease Consent Escrow", if any, (iii) the amount of the Litigation Escrow (as hereinafter defined), if any, and (iv) the amount of the Liability Escrow (as hereinafter defined), if any (the General Escrow Amount, the Lease Consent Escrow, the Litigation Escrow and the Liability Escrow collectively the "Escrow Amount"). The Escrow Amount shall be paid by the Purchaser to the escrow agent (the "Escrow Agent") under the Escrow Agreement (as hereinafter defined) to be held by the Escrow Agent in accordance therewith.

         C. Excluded Items. The Purchaser may in its sole discretion, require the Seller to have Transferred to itself, at Closing, any Current Asset (other than Inventory, cash and assumable prepaid expenses as of the Closing which are reflected as Current Assets on the Closing Statement), and any Current or Long-Term Receivable (as hereinafter defined) and any such Current Asset or Current Receivable so Transferred shall not be reflected on the Closing Statement and the calculation of Estimated Working Capital or Final Working Capital. The Seller shall be deemed to have Transferred to itself as of the Closing those certain Receivables and associated claims and rights arising from any former or current agreement, arrangement or business relationship between the Company or ARVI, on the one hand, and KCOB I, Inc., KCOB II, Inc., or Joseph O'Brien, on the other hand, including the judgment rendered in the Legal Proceeding (Fuddruckers, Inc. v. KCOB I, Inc. and Joseph O'Brien) pending before the Federal District Court for Kansas set forth on Schedule 4.1(K); provided, however, that (i) the Purchaser shall retain all rights as a secured party under security agreements, pledges and other collateral arrangements with respect to the "Fuddruckers" restaurants formerly owned by KCOB I, Inc. and KCOB II, Inc., including all rights to act as receiver under court order during the pendency of litigation and all remedies as a secured creditor with respect to ownership and operation of such restaurants.

         D. Defined Terms. The term "Working Capital" shall mean the amount of the difference between the "Current Assets" and "Current Liabilities" of the Acquired Companies on a consolidated, stand-alone basis as of the Closing Date. As used herein the terms: (1) "Current Assets" shall mean those types of items classified as such and marked with an asterisk (*) on the March Balance Sheet (to be attached hereto as Schedule 4.1(D)(ii)); and (2) "Current Liabilities" shall mean those types of items classified as such and marked with a double asterisk (**) on the March Balance Sheet (to be attached hereto as Schedule 4.1(D)(ii)). The term "EBITDA Adjustment" shall mean, provided that the conditions described in Section 8.7 and in Section 9.5 are met or have been waived by both the Purchaser and the Seller, if the 1998 EBITDA (as hereinafter defined) is less than $8,500,000, an amount equal to the product of 5 times the amount by which $8,500,000 exceeds the 1998 EBITDA. There shall not be any EBITDA Adjustment in the event that the 1998 EBITDA is more than $8,500,000.

         Section 2.3 Final Purchase Price.

         A. Final Working Capital. During the one hundred and twenty (120) day period following the Closing Date, the Purchaser shall have the right to review the Closing Statement. During such 120-day period, the Purchaser and its authorized representatives will be entitled to review, during normal business hours, the Seller's books, records and workpapers (to the extent related to the Business (excluding the books, records and workpapers of EMA, unless otherwise consented to by EMA) and not otherwise Transferred to the Purchaser at Closing), and the Seller shall otherwise cooperate with the Purchaser and with the Purchaser's independent accountants and other authorized representatives in connection with such review. By no later than the last day of the Purchaser's 120-day review period, the Purchaser shall notify the Seller whether the Purchaser accepts or rejects the accuracy of the Seller's Closing Statement and Estimated Working Capital, and if it rejects, the Purchaser shall furnish to the Seller as part of such notice an adjusted Closing Statement reflecting such changes as its believes appropriate to make the Closing Statement accurate as of the Closing Date. The failure by the Seller to deliver to the Purchaser a notice of its objection (the "Objection Notice") to the Purchaser's adjusted Closing Statement prior to the expiration of the ten business day period following the delivery of the same to the Seller shall constitute the Seller's acceptance of the Purchaser's adjusted Closing Statement and the Working Capital calculated therefrom. If the Purchaser and the Seller are unable to resolve any disagreement between them regarding the Closing Statement and the Working Capital Adjustment within ten business days after the Seller's delivery, to the Purchaser, of an Objection Notice, any items still in dispute will be referred for determination to Arthur Andersen LLP (or, if Arthur Andersen LLP refuses to act on behalf of the parties pursuant to this Section 2.3(A), such other nationally recognized accounting firm as shall be appointed by the President of the Boston office of the American Arbitration Association (the "AAA")) (the "Independent Accountants") within ten business days following the expiration of the foregoing ten business day period. The Independent Accountants' determination will be (a) in writing, (b) furnished to each of the parties hereto as promptly as practicable, and (c) conclusive and binding upon the parties hereto. The fees and expenses of the Independent Accountants will be borne by the non-prevailing party. The Working Capital, as agreed to by the Purchaser and the Seller, deemed accepted by the Seller, or finally determined by the Independent Accountants, as the case may be, shall hereinafter be called the "Final Working Capital".

         B. Post-Closing Asset Transfer Adjustment. By no later than 120 days after the Closing Date, the Purchaser may in its sole discretion require that the Seller purchase from the Purchaser any Current Asset (other than Inventory, cash and assumable prepaid expenses as of the Closing which are reflected as Current Assets on the Closing Statement) which had been reflected on the Seller's Closing Statement, at an amount equal to (i) in the case of any Current Receivable, the amount thereof set forth in the Seller's Closing Statement minus 100% of all amounts collected on account of such Current Receivable since the Closing by the Purchaser or any Acquired Company, and (ii) in the case of any other Current Asset, the book value thereof as of the date on which the purchase thereof by the Seller takes place; provided, however, that the Seller shall only be obligated to purchase any Current Asset or Current Receivable from the Purchaser if the Purchaser has not compromised or settled in any manner the applicable Acquired Company's claims associated therewith and has not released, waived, compromised or otherwise impaired any rights of the applicable Acquired Company against the debtor or any guarantor or collateral relating thereto under any promissory notes, guarantees, pledges, security agreements or other instruments executed for the benefit of the applicable Acquired Company, all of which claims, rights, notes, guarantees, pledges, security agreements and other instruments shall be assigned and transferred to the Seller together with the applicable Current Asset at no additional cost to the Seller (above the amount to be paid by the Seller on account of the Current Asset or Current Receivable itself as specified above). The aggregate amount owing by the Seller to the Purchaser on account of the foregoing Transfers shall hereinafter be called the "Post-Closing Asset Transfer Adjustment". By no later than 120 days after the Closing Date, the Purchaser may in its sole discretion assign and Transfer to the Seller (at no cost to the Seller) any Long-Term Receivable together with all related claims, rights, notes, guarantees, pledges, security agreements and other instruments, it being understood that no portion of any such Long-Term Receivable will be included in the Post-Closing Asset Transfer Adjustment. The Seller shall have unrestricted authority and right in its sole discretion to pursue any action and exercise any remedy with respect to the collection of any Current or Long-Term Receivables assigned or transferred to the Seller pursuant to this Section 2.2(B), including without limitation instituting any action or other litigation before any court, agency, arbitrator or tribunal and foreclosing upon any collateral, including franchised "Fuddruckers" restaurants and the related Franchise Agreement, furniture, fixtures and equipment without incurring any Liability to the Purchaser hereunder.

         C. Final Purchase Price. The Estimated Purchase Price shall be (a) if necessary, increased or decreased, as the case may be, by the amount by which the Estimated Working Capital exceeds or is exceeded by the Final Working Capital, and (b) decreased by the amount of the Post-Closing Asset Transfer Adjustment (as so adjusted by (a) and (b) above, the "Final Purchase Price").

         D. Payment of Adjustment Amount. Any adjustment to the Estimated Purchase Price to be made pursuant to this Section 2.3 shall be paid by the Seller to the Purchaser or by Purchaser to the Seller, as the case may be, within ten (10) days after the final determination or acceptance, as the case may be, of the Final Working Capital, together with interest on the amount by which the Estimated Working Capital exceeds or is exceeded by the Final Working Capital, from the Closing Date to the date of payment (at a rate equal to Fleet Bank's prime rate, as publicly announced and in effect from time to time during such period, plus 2.0%, calculated on the basis of the actual number of days elapsed over 365), by wire transfer of immediately available funds to such account as the Purchaser or the Seller, as the case may be, shall have designated. Any Transfer of Current Assets, or Current or Long-Term Receivables, shall take place on the date on which the aforementioned adjustment is paid.


                                   ARTICLE III

                                     Closing

         Section 3.1 Closing Date. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110 at 10:00 a.m. (local time) on November 2, 1998 or, subject to Section 10.1(e), at such other time and place as the parties may agree (such date being hereinafter called the "Closing Date"). Subject to the provisions of Article X, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. All matters at the Closing shall be considered to take place simultaneously, and no delivery of any document or instrument shall be deemed complete until all transactions contemplated by this Agreement, and deliveries of all documents and instruments contemplated by this Agreement to be delivered at the Closing, are completed.

         Section 3.2       Closing Documents.

         A. Deliveries of the Seller. At the Closing, the Seller shall deliver the following to the Purchaser:

                  1.  original   certificates   representing  the  Shares,  duly
endorsed (or accompanied by duly executed stock powers) for Transfer to the Purchaser;

                  2. original certificates representing all Equity Securities in each Subsidiary other than ARVI, or other evidence satisfactory to the Purchaser that such original certificates are under the power and control of the Seller and that such power and control has been assigned to the Purchaser, and as to the Equity Securities in Pikesville that are owned by ARVI beneficially and not of record, an executed stock power from each record owner assigning record ownership in such Equity Securities to ARVI;

                  3. original certificates representing all Equity Securities in EMA and in ARVI that are owned by the Company as listed on Schedule 4.1(C), or other evidence satisfactory to the Purchaser that such original certificates are under the power and control of the Seller and that such power and control has been assigned to the Purchaser, and as to the Equity Securities in ARVI that are owned beneficially by the Company and not of record, an executed stock power from each record owner assigning record ownership in such Equity Securities to the Company;

                  4. possession of the minute books and stock record books of each of the Acquired Companies, all other books and records referenced in
Section 4.1(F), and to the extent that the following are in the possession of the Seller, originals of all Leases, title policies and deeds relating to the Owned Real Properties, Business Licenses, and other Business Commitments, and all other files of the Acquired Companies and the Business (excluding EMA's books and records);

                  5. Required Consents and Required Estoppels (each Required Estoppel to be in the form of Exhibit A with such changes requested by the relevant lessor as may be consented to by the Purchaser which consent shall not be unreasonably withheld, or in such other form as may be prescribed by the Required Lease) for such Required Restaurants as represent an aggregate of at least 85% of the cumulative 1998 Store EBITDA for all Required Restaurants which are open and operating at the time of the Closing, duly executed, and such further duly executed Required Consents, Required Estoppels, consents, authorizations, permits, approvals and the like as the Seller has actually obtained from any Governmental Entity or other Person in connection with the consummation of the transactions contemplated hereby;

                  6. Intentionally Deleted;

                  7. resignations and releases executed by each of the directors and executive officers listed on Schedule 4.1(A) (other than Joseph R. O'Brien in his capacity as a director of ARVI and a director of Rockville, and those other directors and officers as shall be specified by the Purchaser to the Seller prior to the Closing Date) of each Acquired Company, in the form of Exhibit B;

                  8. the escrow agreement in the form of Exhibit C (the "Escrow Agreement") executed by the Seller, Champps and the Escrow Agent and dated the Closing Date;

                  9. certificates executed by the President or the Chief Financial Officer of the Seller, of each Acquired Company and of Champps in the form of Exhibit D;

                  10. certificates executed by the Secretary of the Seller, of each Acquired Company and of Champps in the form of Exhibit E;

                  11. corporate good standing certificates concerning the Seller, each Acquired Company and Champps from the Secretary of State or other Governmental Entity of each of their respective jurisdictions of incorporation, dated as of a date not more than ten business days prior to the Closing Date;

                  12. articles or certificate of incorporation of the Seller, each Acquired Company and Champps certified by the Secretary of State or other Governmental Entity of each of their respective jurisdictions of incorporation, dated as of a date not more than ten business days prior to the Closing Date;

                  13. an opinion of Goodwin, Procter & Hoar LLP, in the form of Exhibit F;

                  14. a certification of non-foreign status signed by the President or the Chief Financial Officer of the Seller affirming that the Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), which certification shall be in the form of Exhibit G;

                  15. Intentionally Deleted;

                  16. Intentionally Deleted;

                  17. the evidence,  releases and other  documents  described in
Section 6.6 (including without limitation executed original mortgage discharges, in recordable form, sufficient to discharge of record all mortgages, deeds to secure debt or deeds of trust on the Owned Real Properties), Section 6.11,
Section 6.12, Section 6.13, Section 6.14 and Section 6.15, and the June Financials;

                  18. foreign qualification certificates concerning each Acquired Company from the Secretary of State or other Governmental Entity of each jurisdiction in which they are, respectively, authorized to do business, dated as of a date not more than ten business days prior to the Closing Date;

                  19. an opinion of Wiley, Rein & Fielding, to the effect set forth on Exhibit H;

                  20. an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., to the effect set forth on Exhibit I;

                  21. commitments for the issuance of an owner's title insurance policy in the name of the Company, substantially conforming to those existing commitments for the relevant Owned Real Property which were previously delivered to the Purchaser, issued by Lawyer's Title Insurance Company or another acceptable title insurance company, for each of the Owned Real Properties listed on Exhibit 3.2(A)(21);

                  22.  the  Transitional   Services  Agreement  (as  hereinafter
defined) executed by the Seller and dated the Closing Date.

                  23.  evidence  of the  payment  of all  Taxes  referred  to in
Section 12.1.

         B. Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver the following to the Seller:

                  1. the Estimated Purchase Price as set forth in Section 2.2(A)(iv);

                  2. a certificate executed by an officer of the Purchaser in the form of Exhibit J;

                  3. a certificate executed by the Secretary of the Purchaser in the form of Exhibit K;

                  4. a corporate good standing certificate concerning the Purchaser from the Secretary of State of Delaware, dated as of a date not more than five business days prior to the Closing Date;

                  5. the certificate of incorporation of the Purchaser certified by the Secretary of State of Delaware, dated as of a date not more than five business days prior to the Closing Date;

                  6. the Escrow Agreement executed by the Purchaser;

                  7. an opinion of Goulston & Storrs, P.C., in the form of Exhibit L; and

                  8.  the  Transitional   Services  Agreement  executed  by  the
Purchaser or the Company (at the Purchaser's election).

                                   ARTICLE IV

                  Representations and Warranties by the Seller

         Section 4.1 Representations and Warranties. The Seller (and Champps jointly and severally for the purposes of Section 4.1(R) and Section 4.1(W)) hereby represents and warrants to the Purchaser that, as of the date hereof and on the Closing Date:

         A. Corporate Existence and Qualification; Due Execution, Etc. Schedule 4.1(A) contains a complete and accurate list, for each Acquired Company and for EMA, of its name, and its jurisdiction of incorporation, and for each Acquired Company of all of its current executive officers and directors, and each other jurisdiction in which it is authorized to do business and every other jurisdiction in which it is doing business, and for EMA all of its current officers and directors who are employees of the Seller or any Acquired Company. Except as set forth on Schedule 4.1(A), the Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to own, lease or otherwise hold its assets (including without limitation the Transferred Seller Assets and the Shares) and to carry on its business (including without limitation the Business (except for jurisdictions where EMA operates or franchises restaurants)) as conducted by it now and immediately prior to the Closing. Except as set forth on Schedule 4.1(A), each Acquired Company is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation shown on Schedule 4.1(A), and has full corporate power and authority to own, lease or otherwise hold its assets (including without limitation the Assets owned, leased or otherwise held by it) and to carry on its business (including without limitation the Business (except for jurisdictions where EMA operates or franchises restaurants)) as conducted by it now and immediately prior to the Closing. Each of the Seller and the Acquired Companies is duly qualified to conduct business, and is in good standing, under the Laws of each state or other jurisdiction in which its ownership, lease, or use of property or the conduct of its business (including without limitation the Business (except for jurisdictions where EMA operates or franchises restaurants)) require such qualification, except where the failure to be so qualified and to be in good standing could not reasonably be anticipated to result in, following the Closing, a Material Adverse Effect on the Business. Subject to the approval of this Agreement and the transactions contemplated hereby at a Special Meeting (as hereinafter defined), the Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated by the terms and provisions of this Agreement to be consummated by it have been duly authorized by all requisite corporate action (subject to the approval of this Agreement and the transactions contemplated hereby at a Special Meeting), and, assuming the due execution of this Agreement by the Purchaser, this Agreement and its terms constitutes the valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally and to general principles of equity.

         B. No Violation. Except as set forth on Schedule 4.1(B), and assuming that the Seller has taken all actions required to be taken by it pursuant to Articles II, III and VI of this Agreement, neither the execution and delivery by the Seller of this Agreement nor the consummation of the transactions contemplated hereby: (i) violates or will violate any Law applicable to the Seller or any Acquired Company, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934; (ii) violates or will violate any order, ruling, writ, judgment, injunction or decree of any Governmental Entity (an "Order") applicable to the Seller or any Acquired Company; (iii) results or will result in a breach of or default under the certificate or articles of incorporation or bylaws of the Seller or any Acquired Company; (iv) conflicts or will conflict with or results or will result in any breach of any Commitment applicable to the Seller or any Acquired Company except for any such conflict or breach as could not reasonably be anticipated to result in a
Material Adverse Effect on the Business or as could not reasonably be anticipated to impair the ability of the Seller to consummate the transactions contemplated hereby; (v) requires the approval of the stockholders of any Acquired Company (except insofar as such Acquired Company is wholly owned by the Seller or another Acquired Company); (vi) results or will result in the imposition of any title defect, mortgage, lien, charge, pledge, security interest or other encumbrance (collectively, "Liens", and individually a "Lien") on any of the Shares, the Assets or the Transferred Seller Assets or (vii) results or will result in or give rise to any claim or judgment against any Acquired Company, the Purchaser, the Shares, the Assets, or the Transferred Seller Assets except for any such claim or judgment against the foregoing other than the Shares as could not reasonably be anticipated to result in a Material Adverse Effect on the Business. Except for the notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and
assuming that the Seller has taken all actions required to be taken by it pursuant to Articles II, III and VI of this Agreement, and except as set forth on Schedule 4.1(B), no consent, authorization, license, permit, or approval from, or registration or filing with, any Governmental Entity or other Person is required to be obtained or made by or with respect to the Seller, any Acquired Company or, to the Seller's knowledge, EMA, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or for the Purchaser and the Acquired Companies taken as a whole to succeed to the rights of the Seller and the Acquired Companies as a whole in the Assets and the Transferred Seller Assets except for any such consent, authorization, approval, registration or filing (a) which the failure to obtain or make could not reasonably be anticipated to result in a Material Adverse Effect on the Business or (b) which the Purchaser is required to obtain or make after the Closing as a result of the consummation of the transactions contemplated by this Agreement and becoming the owner of the Shares and the controlling person with respect to the Acquired Companies and the Business.

         C. Capitalization and Equity Securities. (i) Schedule 4.1(C) sets forth the capitalization of each Acquired Company and of EMA, including as to each Acquired Company and EMA the number of shares of common and other classes of stock, the par value thereof, all outstanding instruments convertible into shares, the number of issued and outstanding convertible securities and shares of each class of stock, and also including as to each Acquired Company the identity of each shareholder and holder of convertible securities (all issued and outstanding (a) shares in any class of capital stock, (b) instruments convertible into shares, and (c) similar interests in any unincorporated entity, are hereinafter collectively called "Equity Securities"), and also including as to EMA the number and type of issued and outstanding Equity Securities as are held by any Acquired Company or the Seller. The Seller is the record and beneficial owner and holder of the Shares, which constitute all of the Equity Securities in the Company, free and clear of all Liens except as set forth on
Schedule 4.1(C). All of the Equity Securities in each Subsidiary other than EMA, Rockville, Pikesville and ARVI are owned of record and beneficially by the Company, free and clear of all Liens except as set forth on Schedule 4.1(C). All of the Equity Securities in each of Rockville and Pikesville are owned of record and/or beneficially by ARVI, free and clear of all Liens except as set forth on
Schedule 4.1(C). The Equity Securities in each of EMA and of ARVI that are listed on Schedule 4.1(C) as being owned by the Company of record are owned of record by the Company, free and clear of all Liens except as set forth on
Schedule 4.1(C). The Equity Securities in ARVI that are listed on Schedule 4.1(C) as being owned by Donna L. Depoian and by Craig Nelson are owned beneficially by the Company, free and clear of all Liens, except as set forth on
Schedule 4.1(C). Schedule 4.1(C) accurately sets forth all of the record and beneficial owners of Equity Securities in ARVI. Except as set forth on Schedule 4.1(C), no legend or other reference to any purported Lien appears or is required to appear upon any certificate representing Equity Securities in any Acquired Company or in EMA (including without limitation the Shares) which are owned by the Seller or any Acquired Company. Except as set forth on Schedule 4.1(C), all of the Equity Securities (including without limitation the Shares) of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable, and there are no preemptive rights in respect thereof. Except as set forth on Schedule 4.1(C), there are no Commitments relating to the issuance, sale, or transfer of, voting or preemptive rights, or other similar rights or obligations relating to, any Equity Securities (including without limitation the Shares) in any Acquired Company or any Equity Securities in EMA which are owned by any Acquired Company or the Seller. The Equity Securities in each Acquired Company were issued in compliance with the Securities Act of 1933 and all other Laws.

                  (ii) Except as set forth on Schedule 4.1(C), no Acquired Company owns, or has any Commitment to acquire, any Equity Securities in any other Person.
                  (iii) Each of RWes, Metcalf and Fudds Club holds no assets and has no Liabilities, except as set forth on Schedule 4.1(C). Fudds Europe holds no assets, has no Liabilities, does not operate any business, and is inactive.

         D. Financial Information. (i) Attached hereto as Schedule 4.1(D)(i) is the consolidated balance sheet of the Seller together with its subsidiaries (which include the Acquired Companies) as of June 29, 1997 (the "Audited Balance Sheet") and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended (including any footnotes thereto) (collectively the "June 1997 Audited Financials"), all of which (a) have been audited by Deloitte & Touche LLP (the "Seller's Accountants"), whose unqualified reports thereon are included within Schedule 4.1(D)(i), (b) have been prepared in accordance with GAAP, consistently applied throughout the period involved and for prior periods, and (c) present fairly, in all material respects, the financial position of the Seller, on a consolidated basis with its subsidiaries (which include the Acquired Companies), at the dates indicated in such financial statements and the results of the Seller's operations, on a consolidated basis with its subsidiaries (which include the Acquired Companies), for the periods stated therein. Also attached hereto as Schedule 4.1(D)(i) is the consolidated and consolidating balance sheet and statement of operations of each of ARVI, the Company and the former Canadian "Fuddruckers" operations as of June 29, 1997 and for the fiscal year then ended, which (a) have been prepared in accordance with GAAP, consistently applied throughout the period involved and for prior periods, and (b) are true and complete in all material respects, present all of the financial information (including without limitation Liabilities) required to be listed on a balance sheet and statement of operations for each of ARVI, the Company and the former Canadian "Fuddruckers" operations in accordance with GAAP, and fairly reflect profits and losses, except that no allocation for general corporate overhead provided by the Seller to the Acquired Companies is reflected thereon.

                  (ii) Attached hereto as Schedule 4.1(D)(ii) is the unaudited consolidated balance sheet of the Seller together with its subsidiaries (which include the Acquired Companies) as of March 29, 1998 (the "March Balance Sheet", and together with the Audited Balance Sheet, collectively the "Financial Statements"), and the related statements of operations, stockholders' equity and cash flows for the nine months then ended, all of which (a) have been prepared in accordance with GAAP, consistently applied throughout the periods involved and for prior periods, and include all adjustments, consisting of normal recurring adjustments necessary for the fair presentation of financial position and results of operations (none of which are material) in accordance with the requirements of the Securities and Exchange Commission's rules applicable to quarterly reporting, and (b) present fairly, in all material respects, the financial position of the Seller, on a consolidated basis with its subsidiaries (which include the Acquired Companies), at March 29, 1998, and the results of the Seller's operations, on a consolidated basis with its subsidiaries (which include the Acquired Companies) for the nine-month period then ended. Also attached hereto as Schedule 4.1(D)(ii) is the consolidated and consolidating schedule of balance sheet and statement of operations of each of ARVI, the Company and the former Canadian "Fuddruckers" operations as of March 29, 1998 and for the nine months then ended, which (a) have been prepared in accordance with GAAP, consistently applied throughout the periods involved and for prior periods, and include all adjustments, consisting of normal recurring adjustments necessary for the fair presentation of financial position and results of operations (none of which are material) in accordance with the requirements of the Securities and Exchange Commission's rules applicable to quarterly reporting, and (b) are true and complete in all material respects, present all of the financial information (including without limitation Liabilities) required to be listed on a balance sheet and statement of operations for each of ARVI, the Company and the former Canadian "Fuddruckers" operations in accordance with GAAP, and fairly reflect profits and losses, except that no allocation for general corporate overhead provided by the Seller to the Acquired Companies is reflected thereon.

                  (iii) When delivered in accordance with Section 6.12, the June Financials shall be attached hereto as Schedule 4.1(D)(iii) and will be comprised of (as provided in Section 6.12) a complete set of financial statements for the Acquired Companies as of June 28, 1998 on a stand-alone basis, which financial statements shall include the June 1997 Balance Sheet and a balance sheet as of June 28, 1998 (prepared on a consistent basis using the same accounting principles, assumptions and methodologies applied in the preparation of the June 1997 Audited Financials), a statement of operations for the fiscal year ended June 28, 1998, and the related statements of stockholders' equity and cash flows for the fiscal year then ended (including any footnotes thereto), all of which will (a) have been audited by the Seller's Accountants, whose unqualified reports thereon will be included within Schedule 4.1(D)(iii),
(b) have been prepared in accordance with GAAP, consistently applied throughout the period involved and for prior periods, (c) present fairly, in all material respects, the financial position of the Acquired Companies, on a consolidated basis, at the dates indicated in such financial statements, and the results of the Acquired Companies' operations, on a consolidated basis, for the periods stated therein. The statement of operations included in the June Financials will have separately identified: (i) an allocation of the corporate overhead for the Acquired Companies on a stand-alone basis, (ii) an allocation of district overhead for the Acquired Companies, (iii) the 1998 Store EBITDA, if less than zero, and any write-offs or write-downs attributable (without double counting) to (A) any "Fuddruckers" locations which were closed during the fiscal year ended June 28, 1998; (B) the Saugus, MA "Fuddruckers" location (the "Saugus
Restaurant"); (C) the North Andover, MA "Fuddruckers" location (the "Andover Restaurant"); and (D) the Boston, MA (City Place) "Fuddruckers" location (the "Boston Restaurant"), (iv) adjustments for FAS 121 for the fiscal year then ended, (v) any write-downs, write-offs or accruals related to the termination of the La Salsa Agreement (as hereinafter defined), (vi) amounts paid in settlement or satisfaction of pending Legal Proceedings pursuant to the terms of this Agreement and (vii) costs or expenses related to environmental testing or remediation pursuant to the terms of this Agreement.

                  (iv) The Inventory shown on the Financial Statements and that will be shown on the June Financials and on the Closing Statement consists and will consist only of, items usable or salable in the ordinary course of business of the Acquired Companies and is or will be shown at the lower of historical cost or net realizable value in accordance with GAAP consistently applied. The Seller has no knowledge of any condition, event or occurrence which may adversely affect, after the Closing, the continuity of the supply of Inventory to the Acquired Companies by the suppliers used by the Seller or the Acquired Companies in the Business (assuming that the Purchaser chooses to continue to use such suppliers) except in each case for any such condition, event or occurrence which applies to the economy in general or to the restaurant industry as a whole.

                  (v) The Current Receivables that are shown or reflected on the Financial Statements and that will be shown or reflected either on the June Financials or on the Closing Statement arise and will have arisen, in each case, from transactions in the ordinary course of business of the Acquired Companies and each such Receivable constitutes an identifiable indebtedness of the applicable account debtor, not subject to any offset, defense, counterclaim or Lien, collectible in the ordinary course of the conduct of the Business.

                  (vi) Except as set forth on Schedule 4.1(D)(vi), each Acquired Company (1) currently has no liabilities, obligations, expenses or claims against it or liability for damages whether known or unknown and whether absolute, accrued, contingent, named, unnamed, disputed, undisputed, legal, equitable, determined, undetermined, or otherwise of any kind (any and all of the foregoing, "Liabilities"), except for Liabilities reflected or reserved against in the March Balance Sheet and (2) will have at the Closing no Liabilities assuming all payments required to be made by the Seller under
Article VI have been made except for (y) Current Liabilities reflected or reserved against in the March Balance Sheet or (z) Current Liabilities incurred in the ordinary course of the Business consistent with this Agreement since the date of the March Balance Sheet.

         E. Absence of Certain Transactions. Except as set forth on Schedule 4.1(E), since the date of the March Balance Sheet, the Business (except for the operations of EMA, which the Seller does not control) has been and as of the Closing Date will have been conducted only in the ordinary course of business, consistent with past practice and there has not and will not have been any:

                  (i) Material Adverse Change;

                  (ii) change in any Acquired Company's authorized or issued Equity Securities; grant of any option, right to purchase or similar right regarding Equity Securities of any Acquired Company; voluntary change in any Acquired Company's or the Seller's percentage interest in EMA (on a fully diluted basis); grant of any registration rights by any Acquired Company; purchase, redemption, retirement, or other acquisition by any Acquired Company of any such Equity Securities; or declaration or payment of any dividend or other distribution or payment in respect of Equity Securities of any Acquired Company, except that all cash balances of every subsidiary of the Seller are concentrated daily in the Seller's accounts, no material cash balances are held by any of the Acquired Companies and no intercompany payable or receivable will be shown on the Closing Statement;

                  (iii) amendment to the certificate or articles of incorporation or bylaws of any Acquired Company, or any action with respect to the certificate of incorporation or bylaws of the Seller which would impair the Seller's ability to consummate the transactions contemplated hereby or to perform its obligations hereunder;

                  (iv) payment of any bonuses, or increase in salaries or other compensation, by any Acquired Company to any of its stockholders, directors, officers (other than Donald C. Moore), or Company Employees, or by the Seller to any Seller Employee, except for annual bonus awards and increases in salaries consistent with past practice; or entry into any employment, severance, or similar Commitment with any stockholder, director, officer (other than Donald C. Moore), Company Employee or Seller Employee except for any severance Commitment under and in accordance with the Seller's Severance Plan listed on Schedule 4.1(M);

                  (v) adoption of, or increase in the schedule of payments or benefits under, any Employee Benefit Plan, Arrangement or Benefit Plan for or with any Company Employee or Seller Employee except for discretionary payments to Seller Employees under the Unique Casual Restaurants Savings and Retirement Plan listed on Schedule 4.1(M) consistent with past practice;

                  (vi) damage to or destruction or loss of any Asset or Transferred Seller Asset, whether or not covered by Insurance, which has had a Material Adverse Effect on the Business;

                  (vii) entry into, termination of, or receipt of notice of termination of any License, distributorship, dealership, joint venture, credit, franchise or other Threshold Commitment, in each case by any Acquired Company or by the Seller relating to the Business, other than financing arrangements entered into by the Seller, provided, however, that notwithstanding the foregoing, the Company may enter into franchise agreements with franchisees pursuant to those Business Commitments listed on Schedule 4.1(E) and on Schedule 4.1(G);

                  (viii) sale, purchase, lease, license or other Transfer of any Asset (except (a) for sales of assets located at or held in connection with the operation of "Fuddruckers" restaurants at the Midlothian, Virginia location, the Colonial Heights, Virginia location, and the Boston Restaurant and (b) the sale of excess or obsolete furniture, fixtures and equipment in the ordinary course of business, and in any case for not more than $100,000 individually and $200,000 in the aggregate), any Transferred Seller Asset, or the Shares or mortgage, pledge, or imposition of any Lien on any Asset, any Transferred Seller Asset, or the Shares, including any sale, purchase, lease, license or other Transfer of any Intellectual Property;

                  (ix) incurrence of indebtedness or guarantee of debt or other Liability of any other Person by any Acquired Company;

                  (x) except as disclosed on Schedule 4.1(E), cancellation or waiver of any claims or rights of an Acquired Company against third Persons with an individual value in excess of $25,000;

                  (xi) material change in the accounting methods or principles used by the Seller or any Acquired Company except for (A) write-downs or write-offs in the value of assets as required by GAAP or (B) such adjustments as required by GAAP as a result of the transactions contemplated by this Agreement; or

                  (xii) agreement, whether oral or written, by the applicable party bound by clauses (i) through (xi), as the case may be, to do any of the foregoing.

         F. Books and Records. The minute books and stock record books of each of the Acquired Companies, all of which have been made available to the Purchaser, are complete and correct in all material respects and have been maintained in accordance with customary business practices for consolidated subsidiaries of a holding company. Except as set forth on Schedule 4.1(F), the minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, except for any failure to contain such records as would not have a Material Adverse Effect on any Acquired Company. At the Closing, all of the books of account, minute books, stock record books, and other records (including without limitation books, records and data relating to the purchase of materials, supplies and services, financial results, sale of products, records of the Company Employees and the Seller Employees, commercial data, research done by or for the Business, catalogues, brochures, training and other manuals, sales literature, advertising and other sales and promotional materials, maintenance records and drawings, all Business Commitments, files related to Legal Proceedings and filings with any Governmental Entity) of the Acquired Companies and the Business will be in the possession of the Seller, the Acquired Companies or their respective agents or representatives, and possession of the foregoing will be given to the Purchaser as provided in Section 3.2(A)(4).

         G. Commitments. (i) Schedule 4.1(G) accurately lists, as of the date hereof, all Business Commitments (as hereinafter defined), in each case, which cannot be terminated without penalty by the Seller or the Acquired Company party thereto on 90 days' or less prior notice or which requires (or could be reasonably anticipated to require, if dependent on future events) aggregate payments or expenditures, by or to any party thereto in any twelve (12) month period, in excess of: (a) in the case of any Business Commitments relating to more than one restaurant, $100,000 per Commitment; and (b) in the case of Business Commitments relating to a single restaurant, $10,000 per Commitment (collectively, the "Threshold Commitments"); in each case whether written or oral, and including all amendments thereto, and in each case (other than in the case of Leases and Franchise Agreements copies of which have been previously delivered or made available to the Purchaser) specifying the parties to such Commitments. The Seller has made available to the Purchaser true and correct copies of all Threshold Commitments which are in written form and any amendments thereto. Each Commitment which relates to the Business or the Assets or is otherwise in effect with respect to any Acquired Company (collectively, the "Business Commitments"), including each Lease, and each franchise agreement to which any Acquired Company is party and which shall be listed on Schedule 4.1(G) under the sub-heading "Franchise Agreements" (collectively, the "Franchise Agreements"), is in full force and effect and represents the valid and binding obligation, in accordance with its terms, of the Seller and any Acquired Company that is a party thereto, and to the knowledge of the Seller, the other party or parties thereto, except where the failure to be in such full force and effect and to be the valid and binding obligation could not reasonably be anticipated to result in a Material Adverse Effect on the Business.

                  (ii) With respect to each Business Commitment (including without limitation each Lease and each Franchise Agreement), each of the Seller and any Acquired Company and, to the knowledge of the Seller, the other party or parties thereto, has performed all obligations required to be performed by it thereunder through the date hereof and is not (with or without the lapse of time or the giving of notice, or both) in default under any such Commitment, except in each case for any failure to perform or default as could not reasonably be anticipated to result in a Material Adverse Effect on the Business and none of the Seller or any Acquired Company has received any written notice or other notice given in accordance with the notice provisions of the relevant Commitment of any such existing default (whether monetary or nonmonetary) or termination of any such Commitment from any other party thereto which has not been withdrawn, cured or received within the past twelve (12) months.

                  (iii) Except as set forth on Schedule 4.1(G)(iii), each of the Acquired Companies have duly obtained and legally and validly holds all certificates of need, permits, titles, fuel permits, licenses (including without limitation liquor licenses, restaurant licenses, franchises and certificates), approvals, consents and authorizations issued by any Governmental Entity (collectively, "Licenses") necessary under applicable Laws for the operation of the Business (except any operations of EMA) as presently conducted (the "Business Licenses") except where the failure to have obtained or to hold any such Business License could not reasonably be anticipated to have a Material Adverse Effect on the Business. Listed or to be listed under the sub-heading "Licenses" on Schedule 4.1(G) (which sub-heading will be delivered to the Purchaser as provided in Section 6.14) are and will be all of the Threshold Licenses (as hereinafter defined). All of the Business Licenses are valid, in good standing and in full force and effect except where the failure to be valid, in good standing and in full force and effect could not reasonably be anticipated to have a Material Adverse Effect on the Business. No claim, action, suit, proceeding or investigation in or before (or which would be brought before) or being conducted by (or which would be conducted by) any Governmental Entity (a "Legal Proceeding") against the Seller or any Acquired Company has been commenced, or to the knowledge of the Seller, threatened, which would, if successful on the merits, lead to a revocation, suspension, or material limitation of the rights of any Acquired Company under any of the Business Licenses, and the Seller and each Acquired Company is in compliance with each of such Licenses except for any failure to comply as could not reasonably be anticipated to result in a Material Adverse Effect on the Business.

                  (iv)  Without   limiting  the  generality  of  the  foregoing,
Schedule 4.1(G) lists each Business Commitment of the type described below:

                           (a)   Any   employment,   severance   or   consulting
Commitment with any Company Employee or Seller Employee;

                           (b) Any  Commitment or series of related  Commitments
for capital expenditures or the acquisition or construction of fixed assets which requires or require per Commitment future payments or expenditures in excess of $25,000 (other than any such Commitment which will be fully performed prior to the Closing Date);

                           (c)  Any   Commitment   granting   to  any  Person  a
first-refusal, first-offer or other right to purchase or acquire any of the Assets, the Transferred Seller Assets, the Shares, or Equity Securities in any Acquired Company or in EMA;

                           (d) Any  Commitment  relating  to or  evidencing  any
license or royalty agreement with respect to any Intellectual Property;

                           (e) Any Threshold  Commitment with any manufacturer's
representative or other sales agent or relating to distribution or commission arrangements;

                           (f) Any Commitment  under which any Acquired  Company
or the Seller for the Business is: (1) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any other Person, (2) a lessor of real property, or (3) a lessor of, or makes available for use by any other Person, any tangible personal property, and in the case of items (1) and (3) above requires aggregate annual payments in excess of $25,000;

                           (g) Any Commitment with respect to a joint venture or
partnership arrangement, under which any Acquired Company is to become a joint venturer or partner;

                           (h) Any Commitment granting a power of attorney;

                           (i)  Any  Commitment  of any  Acquired  Company  with
respect to letters of credit, surety arrangements or other performance bonds or pursuant to which any Assets are, or are to be, subjected to a Lien, other than Liens, if any, on Inventory securing ordinary course trade payables owing to the respective vendors of such Inventory other than surety bonds issued in the ordinary course of business with respect to insurance programs;

                           (j)  Any  confidentiality  Commitment  or  Commitment
limiting or restricting the ability of any Acquired Company (or the Purchaser following the Closing) to enter into or engage in any market or line of business;

                           (k) Any  Commitment  relating to (i) any borrowing by
any Acquired Company or (ii) any full or partial guarantee or similar Liability by any Acquired Company in respect of any Liability of any Person other than any other Acquired Company; or

                           (l) Any Commitment  relating to services with respect
to the Owned Real Properties which requires aggregate annual payments in excess of $5,000.

         H. Real Properties. (i) Schedule 4.1(H) lists all of the locations and parcels of real estate which are owned by any Acquired Company (such real estate, the "Owned Real Properties"). Listed (under the heading "Leases") on
Schedule 4.1(G) and on Schedule 4.1(H) are all of the leasehold interests of any Acquired Company (or the Seller to the extent related to the Business) under leases of real property (such leases, the "Leases", and the real estate subject to such leases, the "Leased Real Properties"). The locations and parcels of real estate which together comprise the Leased Real Properties and the Owned Real Properties (collectively, the "Current Locations") comprise all of the real estate owned or leased by the Seller for use in the Business as presently conducted or by any Acquired Company. Each Acquired Company listed on Schedule 4.1(H) or Schedule 4.1(G) as the owner of any Owned Real Property or as the holder of any leasehold interest in any Leased Real Property has good and marketable title to such Owned Real Property and to such leasehold interest, free and clear of all Liens except as set forth on Schedule 4.1(H). Except as set forth on Schedule 4.1(H), there are no subtenants under any of the Leases, and the Seller has delivered to the Purchaser true and complete copies of each Lease and of all extensions, renewals, guaranties, waivers and amendments thereto.

                  (ii) Except as set forth on Schedule 4.1(H), on each of the Current Locations (other than the Head Office), a "Fuddruckers" restaurant is presently open and operating in the ordinary course.

                  (iii) Except as set forth on Schedule 4.1(H), no condemnation, zoning, environmental or other land use regulation proceedings are pending, or to the knowledge of the Seller, threatened, with respect to any of the Current Locations, nor has any such property been condemned except for any such condemnation which does not and will not impair the ability of any Current Location to be operated in accordance with applicable zoning or other land use Laws as a restaurant substantially in the manner operated immediately prior to such condemnation. All past and ongoing improvements at the Current Locations were performed, and are being performed, in accordance with applicable Laws.

                  (iv) Except as set forth on Schedule 4.1(H) and except for any such failure to have access as could not reasonably be anticipated to result in a Material Adverse Effect on the Business, the Acquired Companies have access to public roads or valid easements over private streets or private property for such ingress to and egress from each of the Current Locations as is necessary for the conduct of the Business as conducted as of the date hereof, and to the knowledge of the Seller, no change therein has been proposed by any Person or Governmental Entity. The consummation of the transactions contemplated by this Agreement will not adversely affect any such access or easements.

                  (v) Except as set forth on Schedule 4.1(H), there are no special assessments filed, pending or, to the Seller's knowledge, proposed, against the Owned Real Properties or any portion thereof, including, without limitation, any street improvement or special district assessments.

                  (vi) Except as set forth on Schedule 4.1(H), there are no so-called "linkage" payments, "impact fees," "voluntary contributions," or "voluntary payments" due and/or payable with respect to the Owned Real Properties.

                  (vii) Except as set forth on Schedule 4.1(H), the Owned Real Properties are each legal and separate lot(s) under applicable subdivision statutes and ordinances and for tax assessment purposes, and are each an independent unit which does not rely on any facility or property (other than facilities of public utility and water companies) located on any property not included in such Owned Real Property (a) to fulfill any zoning or building code or any other municipal or governmental requirement or structural support, or (b) except for common areas or shared services reflected in any Business Commitment listed on Schedule 4.1(G), for furnishing essential building systems of utilities, including, without limitation, electrical, plumbing, drainage, mechanical, heating, ventilating and air conditioning systems; and no building or other improvements not included in any such Owned Real Property relies on any part of the Owned Real Property to fulfill any zoning, building code or any other governmental or municipal requirement, or structural support, or the furnishing to such building or improvement of any essential building system or utilities. The Seller has not received, nor, to the Seller's knowledge, is there any violation or any notice or record of any violation, of any restriction, condition, covenant or agreement concerning the Owned Real Property or the use thereof contained in any instrument of record or in any federal, state, municipal or governmental permit, rule or regulation applicable to the Owned Real Property except for any such violation which could not reasonably be anticipated to have a Material Adverse Effect on the Business.

                  (viii) To the Seller's knowledge, there are no restrictive covenants or agreements affecting any of the Owned Real Properties except as reflected on Schedule 4.1(H).

                  (ix) Except as expressly set forth in the Leases and except as set forth on Schedule 4.1(H), none of the Seller with respect to the Business or any Acquired Company is subject to any obligation to pay any broker's or other fee or commission upon the renewal of any Lease or the purchase or lease of any Current Locations or additional "Fuddruckers" locations.

         I.  Other  Assets.  Except as set  forth on  Schedule  4.1(I),  (a) the
Company owns all of the Assets located at each of the Current Locations occupied, owned or leased by it as specified on Schedule 4.1(H) and on Schedule 4.1(G) and at its principal place of business located at 55 Ferncroft Road, Danvers, MA 01923 (the "Head Office"), and (b) ARVI owns all of the Assets located at each of the Current Locations occupied or leased by it as specified on Schedule 4.1(G). Except as set forth on Schedule 4.1(I), the Company, ARVI and the Seller have (and as to the Transferred Seller Assets, at the Closing the Company will have) good and marketable title to all Assets and Transferred Seller Assets free and clear of all Liens other than Liens for Taxes which are not due and payable or which may thereafter be paid without penalty and which are reflected in the March Balance Sheet and which will be reflected in the June Financials and in the Closing Statement (to the extent that they constitute Current Liabilities). All of the Assets and the Transferred Seller Assets necessary to operate the Business as currently conducted are maintained in current operating condition, normal wear and tear excepted. Except as set forth on Schedule 4.1(I), the Assets, together with the Owned Real Property, the Leases and the Transferred Seller Assets, taken as a whole, comprise all assets necessary to operate the Business as presently conducted, provided, however, that the Seller makes no representation as to the sufficiency or adequacy of the Transferred Seller Assets to perform corporate overhead functions currently being performed for the Business and the Acquired Companies by the Seller, including without limitation functions relating to payroll, preparation of financial statements and management reports, purchasing, insurance and risk management, non-store level technology and management information systems, employee benefits, and mail room and related functions.

         J. Intellectual Property. Set forth on Schedule 4.1(J) is a list of all licenses, patents, copyrights, designs and drawings, trademarks, service marks, trade names, computer software, and other intellectual property rights, and all applications therefor and registrations thereof (collectively, together with all engineering and manufacturing documents, technical manuals, patterns, processes, formulae, know how, trade secrets, and Proprietary Information, the "Intellectual Property") to the extent such are currently used or were designed for use (whether or not currently used) in the operation of the Business as presently conducted, indicating in each case whether such Intellectual Property is owned or licensed and if any Person other than the Company owns or licenses the same, the name of such other Person. Except as set forth on Schedule 4.1(J), the use of the Intellectual Property listed on Schedule 4.1(J) as currently used does not infringe upon any intellectual property rights of others and none of the Seller or any Acquired Company has received any written notice of a conflict with the asserted rights of others in connection with the use of any such Intellectual Property that has not been satisfied or withdrawn. Except as set forth on Schedule 4.1(J), the Seller has no knowledge of any infringing use of any Intellectual Property listed on Schedule 4.1(J) by others, and to the Seller's knowledge, no franchisees of the Seller or of any Acquired Company claims or has ever claimed any rights in any such Intellectual Property other than in accordance with their rights as franchisees under the Franchise Agreements.

         K. Litigation. Except as set forth on Schedule 4.1(K), there are no Legal Proceedings pending or, to the knowledge of the Seller, threatened: (i) against or involving any Acquired Company, the Seller to the extent related to the Business, the Shares, any of the Assets or any of the Transferred Seller Assets, or that may, with the passage of time or otherwise, result in the imposition of a mechanic's, serviceman's, materialman's or any other Lien with respect to any of the Current Locations, or (ii) against or involving any
Acquired Company or the Seller, by any Company Employee (as hereinafter defined), Seller Employee (as hereinafter defined), or Former Employee (as hereinafter defined) arising out of employment by any Acquired Company, or the Seller relating to the Business, including without limitation any Legal Proceeding for unlawful employment practices or discrimination in employment or
(iii) against or involving any predecessors or Affiliates of any Acquired Company or the Seller to the extent related to the Business, the Shares, any of the Assets or any of the Transferred Seller Assets or (iv) that seek to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement. None of the Seller or any Acquired Company is in default with respect to any Order.

         L.  Compliance  With Laws.  (i) The  Business is operated  and has been operated in compliance (and the Current Locations and the Seller's and any Acquired Company's use of the same comply) with all applicable Laws, including without limitation the Americans with Disabilities Act and all Laws relating to wage and hour restrictions, payment of minimum wages, minimum age of employees, liquor, food and beverage quality standards or disclosures (including without limitation any so-called "Consumer Protection" Laws), entertainment and restaurant licensing, zoning and property use, or noise and nuisance, except for any failure to so comply as could not reasonably be anticipated to result in a Material Adverse Effect on the Business.

                  (ii) Without limiting the generality of clause (i) above, the Seller has made all filings required to be filed by it under the Securities Exchange Act of 1934, including each Current Report on Form 8-K, Proxy or Information Statement, Annual Report on Form 10-K and Quarterly Report on Form 10-Q (collectively, the "SEC Reports"). The SEC Reports, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, and did not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (iii) (a) Without limiting the generality of clause (i) above, none of the Seller or any Acquired Company has Liability under any, and each Acquired Company is presently in compliance with, all Environmental Laws (as hereinafter defined), except for any failure to so comply as could not reasonably be anticipated to result in a Material Adverse Effect on the Business, applicable to (1) the Current Locations, and any facilities and operations thereon, (2) any other location which the Seller or any of its Affiliates has at any time leased or owned for use in, or at which the Seller or any of its Affiliates has at any time conducted, the Business, or (3) any other location which any Acquired Company, or any Affiliate of any one of them has at any time leased or owned, or at which any Acquired Company or any Affiliate of any one of them has at any time conducted any activities or operations, including without limitation the Business (all such other locations referred to in paragraph (2) and (3) above, the "Other Locations"); (b) the Acquired Companies have all Licenses necessary under all applicable Environmental Laws for the conduct of the Business and their activities and operations at the Current Locations, which Licenses are or will be listed on Schedule 4.1(G); (c) except as set forth on Schedule 4.1(L), to the knowledge of the Seller, there exists no Environmental Condition (as hereinafter defined) with respect to any of the Current Locations or any facilities or operations thereon or any of the Other Locations or any facilities or operations thereon; (d) none of the Seller or any Acquired Company has generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced or processed any Hazardous Materials (as hereinafter defined) in violation of any applicable Environmental Laws, except for any violation of such Environmental Laws as could not reasonably be anticipated to result in a Material Adverse Effect on the Business; (e) except as set forth on Schedule 4.1(L), to the knowledge of the Seller, there has been no Release or Threat of Release (as such terms are hereinafter defined) of any Hazardous Materials at the Current Locations or any of the Other Locations; (f) none of the Seller with respect to any Current Location or Other Location or any Acquired Company has entered into any Commitments relating to cleanup, abatement or other actions in connection with any Environmental Condition; (g) none of the Seller or any Acquired Company has received a request for information, notice, demand letter, or notice of a Legal Proceeding with respect to any Environmental Condition relating to any of the Current Locations or any facilities or operations thereon, any of the Other Locations or any facilities or operations thereon or the generation, storage, handling, treatment, transportation or disposal of Hazardous Materials at or from any such Location; (h) none of the Seller or any Acquired Company is in violation of any Environmental Laws relating to asbestos or asbestos containing materials; (i) except as set forth on Schedule 4.1(L), to the knowledge of the Seller, no polychlorinated biphenyls are used or stored at any of the Current Locations; (j) except as set forth on Schedule 4.1(L), to the knowledge of the Seller, none of the Seller or any Acquired Company currently uses any private water or sewer system at any of the Current Locations, but rather uses public water and sewer systems at all of the Current Locations; and (k) except as set forth on Schedule 4.1(L), to the knowledge of the Seller, no underground storage tanks exist at or on any of the Current Locations.

                  (iv) For purposes of this Agreement, the following terms shall have the following meanings:

                           (a)  "Environment"  shall mean soil,  surface waters,
groundwater, land, stream and other sediments, surface or subsurface strata, ambient air and any other environmental medium.

                           (b)   "Environmental   Condition"   shall   mean  any
condition with respect to the Environment, whether or not yet discovered, which results, could reasonably be expected to result, or has resulted in any material damage, loss, cost, expense, claim, demand, Order or Liability to or against the Seller or any Acquired Company by any Person (including without limitation any Governmental Entity) under any Environmental Law.

                           (c)  "Environmental  Laws"  shall  mean  any  and all
applicable federal, state, county or local laws, ordinances or regulations relating to (1) the generation, discharge, release, containment, storage, transportation or cleanup of Hazardous Materials or other contaminants or similar materials and (2) the protection of human health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation Liability Act of 1980, 42 U.S.C. ss.9601 et seq., the Solid Waste Disposal Act, 42 U.S.C. ss.6901 et seq., and any other federal, state, county, or local statutes or implementing regulations (or any other statutes or implementing regulations of any other Governmental Entity) relating to, regulating, or having jurisdiction over any Hazardous Materials, Environmental Condition, Release, or Threat of Release (all as amended).

                           (d) "Hazardous  Materials" shall mean any pollutants,
toxic substances, hazardous wastes, hazardous materials, hazardous substances or oil or other petroleum products, including, without limitation, polychlorinated biphenyls, asbestos and asbestos containing materials, as any of the foregoing may be defined in any Environmental Law.

                           (e)  "Release"  shall mean any  releasing,  spilling,
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment.

                           (f)  "Threat of  Release"  shall  mean a  substantial
likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

                           (g)  "Governmental  Entity"  shall mean any  federal,
state or local, domestic or foreign, court, government, governmental agency, authority, entity or instrumentality.

         M. Employee Matters. (i) Schedule 4.1(M) accurately lists all of the current employees of the Acquired Companies (the "Company Employees"), all of the Seller Employees (as hereinafter defined), and all Employee Benefit Plans and Benefit Arrangements currently applicable to Company Employees, Seller Employees or Former Employees (as hereinafter defined). Except as set forth on
Schedule 4.1(M), each Employee Benefit Plan complies in all respects and has been operated and administered in all respects in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent that ERISA is applicable, and all other applicable Laws, except for any failure to so comply or to be so operated and administered as could not reasonably be anticipated  to  result  in a  Material  Adverse  Effect  on  the  Business;  no
"reportable event" (for which the notice requirement is not waived by the applicable regulations under ERISA), "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or termination has occurred with respect to any Employee Benefit Plan; and each Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA has been determined by the Internal Revenue Service (the "IRS") to be qualified under
Section 401(a) of the Code, and to the Seller's knowledge, no event or omission has occurred which would cause any such Employee Benefit Plan to lose such qualification. Except as set forth on Schedule 4.1(M), no Company Employee, Seller Employee or Former Employee nor any beneficiary or dependent of any of them is or may become entitled to post employment health care or any other non-pension benefits (other than as required by Law) by reason of their employment by the Seller or any Acquired Company or termination of such employment and no Company Employee, Seller Employee or Former Employee will have rights to any severance payment or any other benefits by reason of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or, subject to Section 13.16 in the event of their termination prior to or following the Closing by the Seller or any Acquired Company. The Seller has made available to the Purchaser all material plan documents and other material documents relating to the Employee Benefit Plans and Benefit Arrangements.

                  (ii)     For purposes of this Agreement:

                           (a) the  term  "Arrangements"  means  all  employment
policies, practices or other arrangements to provide employee or executive compensation or benefits with respect to employees and/or their spouses or beneficiaries, including without limitation any such policies or practices relating to life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refunds, service awards, company cars, scholarships, relocation, patent awards, fringe benefits, contracts, collective bargaining agreements, individual employment, consultancy or severance contracts; but excluding in all events Benefit Plans;

                           (b)  the  term  "Benefit   Arrangements"   means  all
Arrangements that the Seller or any Acquired Company is providing or is obligated to provide, or under which the Seller or any Acquired Company has any obligation to make any contributions or other payments, with respect to Company Employees, Seller Employees, Former Employees and/or any of their spouses or beneficiaries;

                           (c) the term "Benefit  Plans" shall mean each and all
"employee benefit plans" as defined in Section 3(3) of ERISA;

                           (d) the term "Employee  Benefit Plans" means each and
all Benefit Plans required to be maintained or contributed to by the Seller or any Acquired Company or in which the Seller or any Acquired Company participates or under which the Seller or any Acquired Company has any obligation to make any contributions or other payments or provides any benefits with respect to Company Employees, Seller Employees, Former Employees and/or any of their spouses or beneficiaries, including (1) any such plan that is an "employee welfare benefit plan" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans and (2) any such plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA; and

                           (e) the term "Former  Employees"  means all employees
employed by any Acquired Company, or the Seller for the Business, at any time prior to the Closing but not employed by any Acquired Company or the Seller on the date hereof, including any person on long-term leave of absence or long-term disability on the date hereof.

         N. Labor Relations. No Company Employee or Seller Employee is a party to or subject to any collective bargaining agreements. Except as set forth on
Schedule 4.1(M): (i) none of the Seller or any Acquired Company has any personnel policy applicable to, any Company Employee, Seller Employee or Former Employee; and (ii) there are, and have been within the last four years, no strikes or work slowdowns pending or, to the knowledge of the Seller, threatened, against or affecting any Acquired Company or the Business. To the knowledge of Seller, no union organizational campaign is currently, or has been within the last four years, pending with respect to employees involved in the Business.

         O. Insurance Policies. Schedule 4.1(O) accurately lists all workers, compensation, general liability, casualty, property damage, products liability, auto liability, excess general liability or any other insurance policy or program (collectively, "Insurance"), which the Seller currently maintains in force and covering the Business, the Assets, the Transferred Seller Assets or the Current Locations or any facilities or operations thereon, including (i) the broker for each such policy of Insurance and (ii) the periods covered by each such policy of Insurance. Except as set forth on Schedule 4.1(O), (i) all such Insurance is in full force and effect, (ii) all premiums, including any current or future retrospective premiums or other like arrangement with respect to such policies of Insurance which are currently maintained have been paid when due or have been accrued on the March Balance Sheet (or will be accrued on the June Financials and on the Closing Statement), (iii) no recommendation has been made by any insurer to the Seller or any Acquired Company under any such currently maintained policy of Insurance which is required for or relates to the maintenance or renewal of any such policy, (iv) no notice of cancellation or termination has been received with respect to any such policy of Insurance, (v) except as set forth in Schedule 4.1(O), no claim is currently reserved or, to the knowledge of the Seller, should be reserved under any policy of Insurance involving an amount in excess of $5,000, and (vi) all such Insurance is so-called "occurrence-based" Insurance. Except as set forth on Schedule 4.1(O), none of the Seller or any Acquired Company has and in the past has had any Insurance which is or was maintained as self-insurance.

         P. Taxes. (i) Except as set forth on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business, (A) all Tax Returns (as hereinafter defined) required to be filed by the Seller, any Acquired Company or any Applicable Affiliate have been filed on a timely basis under the Laws of each jurisdiction in which any Tax Return is so required to be or to have been filed, (B) all such Tax Returns were complete and accurate as filed, and (C) all Taxes shown as owing on such Tax Returns and all other Taxes owed by the Seller, any Acquired Company or any Applicable Affiliate have been paid, whether or not such Taxes are disputed or shown on any Tax Return. For purposes of this Agreement, the term "Applicable Affiliate" means any Person that, on or before the Closing Date, is or was a member of any "affiliated group" within the meaning of Code section 1504(a) (or similar group defined under a similar provision of state, local or foreign Law) that filed a consolidated federal income Tax Return that includes or included any of the Acquired Companies or for any Taxes of which any Acquired Company is or could be liable (jointly and severally or otherwise). All Taxes relating to the Acquired Companies, the Business (excluding EMA), the Assets or the Seller Assets not yet due but accruable in accordance with GAAP on or before the date hereof or allocable to a period ending on or before the date hereof or to a portion of a period beginning before and ending after the date hereof have been adequately reserved for on the Financial Statements and will be adequately reserved for on the June Financials and on the Closing Statement. Except as set forth on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business, none of the Seller, any Acquired Company or any Applicable Affiliate has executed or filed with the IRS or any other taxing authority any agreement extending the period for filing any Tax Return relating to or otherwise affecting the Seller, the Acquired Companies, the Business (excluding EMA), the Assets or the Seller Assets.

                  (ii) Except as set forth on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business, no claim for assessment or collection of Taxes relating to or otherwise affecting the Seller, the Acquired Companies, the Business (excluding
EMA), the Assets or the Seller Assets has been asserted and is currently pending against the Seller, any Acquired Company, any Applicable Affiliate, any of the Assets or any of the Seller Assets. None of the Seller, any Acquired Company or any Applicable Affiliate is a party to any pending Legal Proceeding by any Governmental Entity for the assessment or collection of Taxes relating to or otherwise affecting the Seller, any Acquired Company, the Business (excluding
EMA), the Assets or the Seller Assets.

                  (iii) Except as set forth on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business, no waivers of statutes of limitation in respect of any Taxes or Tax Returns relating to or otherwise affecting the Seller, any Acquired Company, the Business (excluding EMA), the Assets or the Seller Assets have been given or requested by the Seller, any Acquired Company, or any Applicable Affiliate nor has the Seller, any Acquired Company, or any Applicable Affiliate agreed to any extension of time with respect to a Tax assessment or deficiency relating to or otherwise affecting the Seller, any Acquired Company, the Business (excluding
EMA), the Assets or the Seller Assets. The federal income Tax Returns of, or which include, the Seller, any Acquired Company, and any Applicable Affiliate for all periods to and including any period ended prior to July 1, 1996, have either been examined by the IRS or the period of limitations for the assessment or collection of any deficiency with respect to such period has expired. Except as noted on Schedule 4.1(P), to the Seller's knowledge no claim has been made at any time by a Governmental Entity in a jurisdiction where the Seller, any Acquired Company, or any Applicable Affiliate does not currently file Tax Returns that any of such Persons is or may be subject to taxation by such jurisdiction nor is the Seller aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of the Assets or Seller Assets or the Shares as a result of or in connection with any failure, or alleged failure, to pay any Tax. No ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Seller, any Acquired Company, or any Applicable Affiliate with respect to the Seller, any Acquired Company, the Business (excluding EMA), any Assets or any Seller Assets.

                  (iv) Except as disclosed on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business: (A) none of the Seller or any Acquired Company has filed a consent under Section 341(f) of the Code, (B) none of the Seller or any Acquired Company is obligated to make any payments that may constitute "excess parachute payments," as defined in Section 280G of the Code, (C) none of the Seller or any Acquired Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (D) none of the Seller or any Acquired Company is a party to any agreement that is or may be characterized as a lease under the safe-harbor leasing provisions of Section 168(f)(8) (now repealed) of the Internal Revenue Code of 1954 that would result in any Asset or Seller Asset being treated as owned by another Person, and (E) none of the Assets or Seller Assets is tax-exempt use property within the meaning of Section 168(h) of the Code or tax-exempt bond financed property within the meaning of
Section 168(g)(5) of the Code.

                  (v) The Seller has delivered to the Purchaser true and correct copies of the federal income Tax Returns filed with respect to the Seller or any Acquired Company for tax years ending in 1993, 1994, 1995, 1996, and 1997. Except as disclosed on Schedule 4.1(P), no such Tax Returns have been audited or are currently the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all examination reports and statements of deficiencies accrued against or agreed to by the Seller, any Acquired Company or any Applicable Affiliate since June 25, 1992.

                  (vi) None of the Seller or any Acquired Company has entered into any tax-sharing agreement or other agreement, whether or not written, providing for the payment of Taxes or entitlement to refunds and related matters with any other party, other than the Tax Allocation Agreement (as hereinafter defined).

                  (vii) Except as set forth on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business, each of the Seller, the Acquired Companies and each Applicable Affiliate has withheld and paid all Taxes required to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

                  (viii) Except as set forth on Schedule 4.1(P) or as could not reasonably be anticipated to result in a Material Adverse Effect on the Seller or the Business, none of the Assets or Seller Assets is held in an arrangement for which Tax Returns as a partnership have been, are required to, or may be filed.

         Q. La Salsa. As of the Closing, no Acquired Company has or will have any Liability or further obligations in respect of the La Salsa License Agreement (the "La Salsa Agreement") made and executed as of February 14, 1996 by and among La Salsa Franchise, Inc., La Salsa Holdings, Inc., the Company and International, except for any Liabilities under Sections 3.7, 3.8(c), 3.8(d), 6,
7.3 with respect to fees incurred prior to the termination which shall in any case be Retained Liabilities hereunder, 8.1, 9, 10, 15.2 and 16 of the La Salsa Agreement.

         R. Solvency; No Successor Liability. Both as of the date of this Agreement and taking into account the transactions contemplated hereby and the intended or otherwise anticipated disposition of the proceeds thereof, (i) the aggregate fair market value of each of the Seller's and Champps' respective assets is now and will then be greater than their respective Liabilities; (ii) each of the Seller and Champps is now and will then be able to pay its then-existing debts as they become due in the ordinary course, and (iii) the fair salable value of each of the Seller's and Champps' respective assets is now and will then be greater than the amount that will be required to pay their respective probable liability on each of their then-existing debts as they become due.

         S. Brokers' Fees. None of the Seller or any Acquired Company, or any Affiliate of any one of them has made any agreement or taken any other action which will cause the Purchaser to become obligated for any broker's or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         T. Certain Payments. None of the Seller, any Acquired Company, or any Affiliate, director, officer, or agent of any one of them, or any Company Employee, Seller Employee, or Former Employee, or to the Seller's knowledge, any other Person associated with or acting for or on behalf of any Acquired Company or the Business (except for EMA), has directly or indirectly given or agreed to give any gift or similar benefit to any customer, supplier, employee of any Governmental Entity, or other Person who is or may be in a position to help or hinder the Business (except for EMA) (i) which subjected or could reasonably be anticipated to subject the Seller or any Acquired Company to any suit, damage or penalty in any civil or criminal Legal Proceeding, or (ii) which, in the case of a payment made directly or indirectly to an official or employee of any Governmental Entity, constitutes an illegal bribe or kickback (or, if made to an official or employee of a foreign Governmental Entity, is unlawful under the Foreign Corrupt Practices Act of 1977) or, in the case of a payment made directly or indirectly to a Person other than an official or employee of a Governmental Entity, constitutes an illegal kickback or other illegal payment under any Law which subjects the payor to a criminal penalty or, except where such loss could not reasonably be anticipated to result in a Material Adverse Effect on the Business, the loss of a License or privilege to engage in a trade or business or the termination of a Commitment.

         U. Relationships with Related Persons. Except as set forth on Schedule 4.1(U), none of the Seller or any current Affiliate thereof (other than those Affiliates that are institutional stockholders of the Seller) owns, of record or beneficially, any Equity Securities or any other financial or profit interest in, a Person other than an Acquired Company or EMA that has (i) had material business dealings or a material financial interest in any transaction with any other Acquired Company, or (ii) engaged in competition with any such other Acquired Company in any market presently served by such other Acquired Company, except in each case for the ownership of up to 2% of the outstanding Equity Securities of any publicly traded corporation.

         V. Franchise. (i) From the time the Seller and each Acquired Company commenced franchising, the Seller and each Acquired Company have complied with all domestic and, where applicable, international laws pertaining to the offer and/or sale of a franchise or regulating the franchise relationship (collectively, "Franchise Laws"), except for any failure to comply as could not reasonably be anticipated to result in a Material Adverse Effect on the Business. As used in this Section 4.1(V), "Seller" and "Acquired Company" shall include each of their respective predecessors and agents, if any, involved in "Fuddruckers" franchising activity; and "laws" and "Franchise Laws" shall include but not be limited to statutes, regulations, rules, policies, interpretations, judicial and administrative opinions, and guidelines and, further, shall include business opportunity laws to the extent any such law may be deemed applicable by any regulatory authority or court to the "Fuddruckers" franchising activities of the Seller and each Acquired Company.

                  (ii) None of the Seller or any Acquired Company has made any statement or omission in any registration application, notice, offering circular, franchise agreement or related document that either has been filed with any Governmental Entity or provided to any franchisee or prospective franchisee, which it knew or should have known was materially incomplete, inaccurate, deceptive, false or misleading. None of the Seller or any Acquired Company has made any representations, written or oral, or omissions to any Governmental Entity, franchisee or prospective franchisee, which it knew or should have known was materially inconsistent or contradictory to the disclosures contained in any registration application, or offering circular, or that were otherwise materially deceptive, false or misleading. The Seller and each Acquired Company have not made any "earnings claims", as that term is defined by or understood in connection with the Uniform Franchise Offering Circular Guidelines promulgated by the North American Securities Administrators' Association, to franchisees or prospective franchisees except in compliance with all Franchise Laws.

                  (iii) Schedule 4.1(V) lists each state or other jurisdiction in which the Seller or any Acquired Company has undertaken franchising activities. The Franchise Agreements constitute all of the franchise agreements (and all oral or written amendments thereto) to which the Seller (in relation to the Business) or any Acquired Company is a party. Each Franchise Agreement is in full force and effect and represents the valid, binding and enforceable obligation of the Seller or any Acquired Company, and to the Seller's knowledge, each of the other parties thereto. The Seller and each Acquired Company have not attempted to enforce any terms or provisions in any "Fuddruckers" franchise agreement (including, without limitation, any Franchise Agreement) in a way that would result in its violation of or noncompliance with any applicable Franchise Laws except for any such violation or noncompliance as could not reasonably be anticipated to result in a Material Adverse Effect on the Business.

                  (iv) Prior to each offer and/or sale of a franchise, each prospective franchisee received all offering circulars and other disclosure documents (collectively, "disclosure documents") required to be provided by all then applicable Franchise Laws and, further, all such disclosure documents were provided within timelines prescribed by all such applicable Franchise Laws.

                  (v) Each offer and/or sale of a "Fuddruckers" franchise by the Seller or any Acquired Company occurred at a time when all material information contained in the offering circular and other required documents disclosed in each such transaction was current as of that time except for any such failure to be current as could not reasonably be anticipated to result in a Material Averse Effect on the Business.

                  (vi) Whenever the Seller or any Acquired Company has offered, attempted to sell or sold a "Fuddruckers" franchise in any state that had at the relevant time a franchise registration statute, rule or regulation, the "Fuddrucker's" franchise offering has been effectively and lawfully registered with each such state except for any failure to be so registered as could not reasonably be anticipated to result in a Material Adverse Effect on the Business.

                  (vii) All offering circulars (with attachments and exhibits thereto including the standard "Fuddruckers" franchise agreements then in use) registered with each state or Governmental Entity, or provided by the Seller or any Acquired Company to any prospective franchisee in connection with any offer and/or sale of a "Fuddruckers" franchise, have substantially complied with the format and content requirements of that state's or Governmental Entity's applicable Franchise Laws. With respect to offers and/or sales involving any registration state, prospective franchisees received disclosure documents that were identical in form and content as the then effectively registered disclosure documents.

                  (viii) There are no existing or impending defaults by the Seller or any Acquired Company under any of the Franchise Agreements and no event has occurred which (with notice, or lapse of time, or both) would constitute a default by Seller or any Acquired Company thereunder.

                  (ix) The Seller has made available to the Purchaser complete and accurate copies of the following past, present and pending documents or information:

                           (a)  Any  documents  received  by the  Seller  or any
Acquired Company and the outside franchise counsel of the same, during the last five years, from the Federal Trade Commission or any other Governmental Entity relating to any "Fuddruckers" franchising activity, including activity in connection with any registration or attempted registration of a "Fuddruckers" franchise offering.

                           (b) All current offering circulars (with attachments,
accompanying submissions and exhibits) in the form filed or registered in any state or other jurisdiction.

                           (c) All franchise agreements (with related contracts,
amendments, attachments and exhibits thereto, whether oral or written) for currently open franchises and franchises closed since 1993, including without limitation the Franchise Agreements and any documents (including notices and correspondence) related to the performance (or alleged failure of performance or default) of the Seller or any Acquired Company and each franchisee under the applicable franchise agreements.

                           (d) All documents relating to the transfer or sale of
a franchise by a franchisee and the Seller's and each Acquired Company's assistance, if any, with the same and all franchises (y) terminated by any Acquired Company or the Seller before the expiration of their term or (z) not renewed at the end of the franchise agreement's terms.

                           (e) All versions of any current  operating manual for
franchisees.

         W. Champps. Champps is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota. Champps has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by Champps of the transactions contemplated by the terms and provisions of this Agreement to be performed by it has been duly authorized by all requisite corporate action. This Agreement has been duly executed by Champps and, assuming the due execution of this Agreement by the Purchaser, this Agreement constitutes a valid and binding obligation of Champps enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally and to general principles of equity. Neither the execution and delivery by Champps of this Agreement nor the consummation by Champps of the transactions contemplated hereby: (i) violates or will violate any Law applicable to Champps; (ii) violates or will violate any Order applicable to Champps; (iii) results or will result in a breach of or default under the certificate or articles of incorporation or bylaws of Champps, or conflicts or will conflict or results or will result in any breach of any Commitment applicable to Champps; (iv) results or will result in the imposition of any Lien on any of Champps' assets; or (v) results or will result and/or give rise to any claim or judgment against Champps, except for any of the foregoing as could not reasonably be anticipated to result in a Material Adverse Effect on Champps.

         X. EMA. Schedule 4.1(X) lists: (a) all of the Commitments (the "EMA Agreements") to which the Company is a party relating to EMA, and (b) all Liabilities of the Company towards EMA or its stockholders (other than the Company) which are not contained in the EMA Agreements. The Company is in compliance with all of its obligations under the EMA Agreements and the other Liabilities the existence of which are listed on Schedule 4.1(X), except where the failure to so comply could not reasonably be anticipated to result in a Material Adverse Effect on the Business. The Seller has delivered true and complete copies of all of the EMA Agreements to the Purchaser.

         Y. ARVI. The Company has no contractual obligations or other Liabilities towards ARVI or the other stockholders thereof except for those obligations as are found in the Commitments listed on Schedule 4.1(Y) and obligations imposed under the corporate Laws of the State of Virginia. The Company has the right to purchase all of NARLP's Equity Securities in ARVI on January 31, 2000 for $5,400,000 under the terms of the Put/Call Agreement dated as of October 22, 1993 as amended November 24, 1993 (the "Put/Call Agreement") between the Company and New American Restaurants Limited Partnership ("NARLP"). The "Investor Value Added", as defined in the Put/Call Agreement, is zero.

         Section 4.2 Certain Defined Terms. As used in the foregoing Section 4.1 and elsewhere in this Agreement, the terms set forth below shall have the following meanings:

                  "Assets". As used herein, the term "Assets" shall mean all of the properties (including without limitation the Owned Real Properties), rights, claims, judgments, cash (to the extent included in the Working Capital and the Final Working Capital), Commitments, Licenses, Intellectual Property, Equity
Securities, machinery, equipment, leasehold improvements, vehicles, parts, furniture, furnishings, plant and office equipment and other assets, whether fixed or personal, tangible or intangible, real or personal, choate or inchoate, wherever located, owned, leased or otherwise held, by any Acquired Company.

                  "Commitments". As used herein, the term "Commitments" shall mean all contracts, agreements, guaranties, loans, other rights or obligations of a contractual nature, Licenses, Leases, franchises, rights or arrangements, and all warranties or other transferable benefits.

                  "Current Receivables". As used herein, the term "Current Receivables" shall mean each of the Receivables that are Current Assets.

                  "Disclosure Schedule". As used herein, the term "Disclosure Schedule" shall mean the Schedules attached hereto, which Schedules are incorporated herein and made a part hereof, fully as if the same were set forth in the body of this Agreement in their entirety. The information disclosed on any Schedule shall be deemed to have been disclosed on each other Schedule regardless of the presence or absence of internal cross-references, except that
(a) the financial statements (but not the footnotes) attached as Schedule 4.1(D)(i), Schedule 4.1(D)(ii) and Schedule 4.1(D)(iii) and the information disclosed and reflected in such financial statements shall not be deemed to have been disclosed on any other Schedule, and (b) none of the information disclosed on any Schedule other than Schedule 4.1(B) (except for Section 4.1(B)(iv) and the last sentence of Section 4.1(B)), Schedule 4.1(C), Schedule 4.1(D)(i),
Schedule 4.1(D)(ii) and Schedule 4.1(D)(iii) shall be deemed to have been disclosed on Schedule 4.1(B), Schedule 4.1(C), Schedule 4.1(D)(i), Schedule 4.1(D)(ii), or Schedule 4.1(D)(iii) unless a specific cross-reference to another
Schedule is noted on such Schedules.

                  "EBITDA". As used herein, the term "EBITDA" shall mean for any period, an amount equal to the consolidated net income of a Person determined in accordance with GAAP consistently applied, plus the following to the extent deducted in computing such net income for such period: (i) all interest and all amortization of debt discount and expense on any indebtedness for such period,
(ii) Taxes on income for such period, (iii) depreciation for such period, (iv) amortization for such period, and (v) other non-cash charges resulting from the application of Statement of Financial Accounting Standards No. 121 ("FAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".

                  "Excluded Items". As used herein, the term "Excluded Items" shall mean any and all of the Current Assets (including Current Receivables) and Long-Term Receivables that the Purchaser has required the Seller, in accordance with Section 2.2(A)(ii) and Section 2.3(C), to have Transferred to itself at or prior to the Closing or to purchase from the Purchaser post-Closing.

                  "Inventory". As used herein, the term "Inventory" shall mean all inventories, including raw materials, food and beverage inventories, liquor, wine, beer, soft drinks, linens, tableware, glasses, smallwares, dishes, ingredients and work in process, finished product and administrative, cleaning and other supplies and materials including, without limitation, any of the foregoing which are in the possession of any subcontractor or other bailee.

                  "Long-Term Receivables". As used herein, the term "Long-Term Receivables" shall mean each of the Receivables other than the Current Receivables, including those franchise and lease receivables listed on Schedule
4.2 attached hereto.

                  "Material Adverse Change". As used herein, the term "Material Adverse Change" shall mean any change or changes in the business, financial condition or results of operations of any Acquired Company or the Business which changes taken as a whole result, or could reasonably be anticipated to result, in an aggregate decrease in the annualized EBITDA of the Acquired Companies by more than $600,000 following such change or changes.

                  "Material Adverse Effect". As used herein, the term "Material Adverse Effect on the Business" shall mean a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the Business taken as a whole or of the Acquired Companies taken as a whole whether prior to or following the Closing and shall be deemed to include in any case any event or series of events resulting in either (a) the incurrence by, imposition upon, or attachment against, any Acquired Company or its assets, of aggregate Liabilities with respect to the representations or warranties to which the concept of Material Adverse Effect is being applied in excess of $100,000, or (b) the material impairment of the ability to operate the Business (including without limitation, the ability to operate any one or more "Fuddruckers" restaurant). As used herein, the term "Material Adverse Effect" when used with specific reference to any Person shall mean a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of such Person.

                  "Receivable(s)". As used herein, the term "Receivable(s)" shall mean each of the trade, miscellaneous, accounts and notes receivable arising out of the sale or lease of goods or the rendering of services and any amount payable and all security for any of the foregoing.

                  "Retained Liabilities". As used herein, the term "Retained Liabilities" shall mean all Liabilities of the Seller and the Acquired Companies other than the Transferred Liabilities, including without limitation, regardless of any disclosure made in the Disclosure Schedule, (i) any Liabilities under any current or pending Legal Proceedings, (ii) any Liability for Taxes for which the Seller is responsible under this Agreement, (iii) any Liability of the Company in connection with the sublease of the Saugus Restaurant or the Andover Restaurant and any other Liability in connection with the Saugus Restaurant or the Andover Restaurant, (iv) any Liability under any Business Commitments which are required to be disclosed on any Schedule to this Agreement and have not been so disclosed (unless the Acquired Companies elect to continue to receive the performance of the other party(ies) to such Commitments), (v) any Liability which would constitute a breach of any of the Seller's representations and warranties under this Agreement, (vi) any Commitment listed on Schedule 4.2(A), and (vii) any other Liability (other than the Transferred Liabilities) arising out of or relating to the operation of the Business prior to the Closing regardless of whether the Purchaser would be deemed to have otherwise assumed any such Liabilities as a matter of law incident to the purchase of the Shares.

                  "Seller Assets". As used herein, the term "Seller Assets" shall mean all of the properties, rights, claims, judgments, cash, Commitments, Licenses, Intellectual Property, machinery, equipment, leasehold improvements, vehicles, parts, furniture, furnishings, plant and office equipment and other assets, whether fixed or personal, tangible or intangible, real or personal, choate or inchoate, wherever located, owned, leased or otherwise held as of the date hereof and as of the Closing Date by the Seller for use in the Business as currently or then conducted.

                  "Threshold Licenses". As used herein, the term "Threshold Licenses" shall mean any Licenses, the absence of which would: (a) cause an interruption in the ordinary course operation of the Business (except for EMA), or (b) cost more than $1,000 per License, or $25,000 in the aggregate, to renew, file, or otherwise reinstate, obtain or replace.

                  "Transferred Liabilities". As used herein, the term "Transferred Liabilities" shall mean all Current Liabilities reflected in the Final Working Capital, all obligations under Business Commitments and Business Licenses to which any of the Acquired Companies is a party arising following the Closing (except that Transferred Liabilities shall not include in any case any Liability under any Business Commitments which are required to be disclosed on any Schedule to this Agreement and have not been so disclosed unless the Acquired Companies elect to continue to receive the performance of the other party(ies) to such Commitments) and any Liability arising out of or relating to the operation of the Business after the Closing including all severance and similar payments due upon termination of Company Employees and, except as set forth in Section 13.16, Seller Employees, after the Closing.

                  "Transferred   Seller  Assets".   As  used  herein,  the  term
"Transferred Seller Assets" shall mean all of the Seller Assets to be Transferred to the Company pursuant to Section 1.2.

                                    ARTICLE V

                 Representations and Warranties by the Purchaser

Section 5.1 Representations and Warranties. The Purchaser represents and warrants to the Seller that:

         A. Corporate Existence and Qualification; Due Execution, Etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution and performance by the Purchaser of the terms and provisions of this Agreement have been duly authorized by all requisite corporate action and, assuming the due execution of this Agreement by the Seller, Champps, and Specialty, this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

         B. No Violation. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation of the transactions contemplated hereby: (i) violates or will violate any provision of Law applicable to the Purchaser; (ii) violates or will violate any Order applicable to the Purchaser; or (iii) results or will result in a breach of or default under the certificate of incorporation or bylaws of the Purchaser.

         C. Capitalization. Michael Cannon owns not less than 85% of the Equity Securities in the Purchaser.

         D. Litigation. There are no Legal Proceedings pending before any Governmental Entity or, to the Purchaser's knowledge, threatened against the Purchaser.

         E. Brokers' Fees. The Purchaser has not made any agreement or taken any other action which will cause the Seller to become obligated for any broker's or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         F. Net Worth. The Purchaser has, and shall have as of the Closing, net worth in cash or freely tradeable securities not issued by Affiliates of the Purchaser equal to at least $20,000,000 and will maintain such net worth through to the Closing.

         G. Compliance With Law. (i) The Purchaser's business is operated and has been operated in material compliance with all applicable Laws.

         H. No Prior Activities. Since its incorporation on July 28, 1998, the Purchaser has owned no assets (other than the cash and securities referred to in Section 5.1(F)), and has not conducted any business or operations except the negotiations of the terms of this Agreement. Except as set forth on Schedule 5.1(H), the Purchaser has no Liabilities, Commitments or obligations with respect to indebtedness or guarantees.


                                   ARTICLE VI

                Covenants of the Seller Prior to and Post-Closing

         Section 6.1 Access and Investigation. Prior to the Closing, upon reasonable notice from the Purchaser to the Seller given in accordance with this Agreement, the Seller will afford to the officers, attorneys, accountants or other authorized representatives of the Purchaser reasonable access during normal business hours to the facilities, assets, books and records of the Seller and the Acquired Companies so as to afford the Purchaser a reasonable opportunity to make, at its sole cost and expense, such additional review, examination and investigation of the Business, the Assets and the Transferred Seller Assets as the Purchaser may reasonably desire to make, including without limitation examination of the title of the Owned Real Properties, asset appraisals and so-called "Phase I" (i.e., documentary review and walk-through site inspection) preliminary environmental evaluations; provided, however, that no borings or other so-called "Phase II" environmental examinations will be performed without the Seller's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Seller hereby consents to such borings or other so-called "Phase II" environmental examinations as may be recommended in any Update (as hereinafter defined) prepared for Store No. 114 (as hereinafter defined) in accordance with Section 8.6, provided that the Seller is given at least two days' prior notice of any such borings or other examinations. The Purchaser will be permitted to make extracts from or to make copies of such books and records as it may reasonably request. Prior to the Closing, the Seller will furnish or cause to be furnished to the Purchaser such existing financial and operating data and other information pertaining to the Acquired Companies and the Business as the Purchaser may reasonably request so long as such information is available to the Seller or any Acquired Company and does not require additional services of outside auditors or advisors to prepare.

         Section 6.2 Operation of the Business. Between the date of this Agreement and the Closing, the Seller will, and will cause each Acquired Company to:

                  (i) conduct the Business (excluding EMA) only in the ordinary course consistent with past practice, and use its commercially reasonable efforts to maintain the Assets and the Transferred Seller Assets in their current condition subject to additions, deletions and normal wear and tear in the ordinary course;

                  (ii) use its commercially reasonable efforts to preserve intact the current business organization of each Acquired Company and of the Seller to the extent related to the Business, to keep available the services of the current officers and agents of each Acquired Company, the Company Employees and the Seller Employees, and to maintain the relations and good will with suppliers, customers, landlords, creditors, franchisees, Company Employees, Seller Employees, agents, and others having material business relationships with any Acquired Company or with the Seller to the extent related to the Business;

                  (iii) confer with the Purchaser concerning operational matters of the Business which are of a material nature, it being understood that notwithstanding anything to the contrary herein until the Closing the Seller and the Acquired Companies shall have sole authority to operate the Business; and

                  (iv) keep, or cause to be kept, proper books of record and account such that such books and accounts shall be true and complete as of the date on which the quarterly reports of the Seller and the Acquired Companies are prepared or can be prepared in the ordinary course, and supply to the Purchaser monthly and quarterly unaudited balance sheets and statements of income of the Acquired Companies as a consolidated group, and monthly updates to the March Balance Sheet and the June Financials, as soon as practicable after the end of each month, prepared in accordance with past practice (it being understood that the monthly balance sheets and updates are internally prepared management reports which are not necessarily prepared in accordance with GAAP and are not subject to the same procedures and review as quarterly balance sheets, updates and financial statements).

         Section 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing, none of the changes or events listed in Section 4.1(E) shall have occurred without the prior written consent of the Purchaser.

         Section 6.4 Approvals. As promptly as practicable after the date of this Agreement, the Seller will, and will cause each Acquired Company to, make all filings required by Law to be made by them in order to consummate the transactions contemplated by this Agreement (including all filings under the HSR
Act). Between the date of this Agreement and the Closing, the Seller will, and will cause each Acquired Company to cooperate with the Purchaser with respect to all filings that the Purchaser reasonably elects or is required by Law to make in connection with the transactions contemplated by this Agreement (including taking all actions requested by the Purchaser to cause early termination of any applicable waiting period under the HSR Act).

         Section 6.5 Notification. Between the date of this Agreement and the Closing, the Seller will promptly notify the Purchaser in writing if the Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller's representations and warranties as of the date of this Agreement, or if the Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly required by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule hereto if such Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Seller will promptly deliver to the Purchaser a supplement to the Disclosure Schedule hereto specifying such change. No supplement to the Disclosure Schedule delivered pursuant to this Section 6.5 shall be deemed to cure any breach of any representation or warranty made in this Agreement for the purposes of a determination by the Purchaser that the conditions of Article VIII shall have been met or otherwise, but if the Closing occurs the Disclosure Schedule as so supplemented shall be the Disclosure Schedule for all purposes under this Agreement, including Section 13.14. During the same period, the Seller will promptly notify the Purchaser of the occurrence of any breach of any covenant of the Seller in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

         Section 6.6 Liabilities, etc.

         A. Non-Current Liabilities. The Seller hereby agrees and covenants that it shall, prior to or simultaneously with the Closing, perform, pay or discharge, or cause the Acquired Companies to perform, pay or discharge, all to the extent not theretofore performed, paid or discharged, and in each case in accordance with its terms, (1) those Liabilities of the Seller listed in
Schedule 6.6(A)(i), and (2) any and all known Liabilities as of the Closing Date of any Acquired Company ((1) and (2) collectively, the "Non-Current Liabilities") other than in the case of (2), (i) those Liabilities set forth on
Schedule 6.6(A)(ii), (ii) contingent Liabilities or Liabilities for workers' compensation or similar payments not due and payable as of the Closing Date unless otherwise expressly required by this Section 6.6, (iii) Current Liabilities, (iv) all deferred income items (in each case measured as of the Closing Date) of the type indicated on the March Balance Sheet with a triple asterisk (***) including straight line rent adjustment and buy-down royalty accrued income, and (v) Liabilities arising under any Business Commitment applicable to the Acquired Companies following the Closing. Without limiting the generality of the foregoing, the Seller hereby agrees and covenants that it shall, prior to or simultaneously with the Closing, (a) obtain the releases described on Schedule 6.6(A)(iii); and (b) cause all indebtedness owed by the Seller and or any of its Affiliates to an Acquired Company and by an Acquired Company to the Seller, any other Acquired Company or any of their respective Affiliates (whether or not such indebtedness constitutes a Non-Current Liability) to be canceled or forgiven. The Seller shall provide evidence reasonably satisfactory to the Purchaser of the foregoing at the Closing, failing which, the Seller shall disclose to the Purchaser the continued existence of any such Liabilities. The aggregate amount of any Liabilities required to be paid, canceled or forgiven under this Section 6.6(A) at or prior to the Closing and not so paid, canceled or forgiven shall be delivered by the Purchaser to the Escrow Agent as an additional escrow amount (the "Liability Escrow") to be used at the direction of the Seller by the Escrow Agent to pay all such Liabilities and any portion of the Liability Escrow remaining after such payment shall be returned to the Seller as soon as all such Liabilities have been so paid or canceled (and if not so paid or canceled by the termination of the Escrow Agreement the Purchaser may pay such amounts on behalf of the Seller from the Liability Escrow), all as more fully set forth in the Escrow Agreement.

         B. Intentionally Deleted.

         C. Closed Locations. The Seller shall Transfer to itself at or prior to the Closing, or otherwise assume responsibility for in a manner and on terms reasonably satisfactory to the Purchaser, all Assets and Liabilities (whether Non-Current Liabilities or otherwise, and without the Purchaser being required to make a separate election in respect of the same under Section 2.2(A)(ii) or
Section 2.3(C)) relating to any "Fuddruckers" location that is no longer operating as a "Fuddruckers" restaurant at Closing (including without limitation the locations listed on Schedule 6.6(C)), and shall deliver to the Purchaser, at the Closing, evidence reasonably satisfactory to the Purchaser of the same.

         D. Concluded Litigation. The Seller hereby covenants and agrees that, by no later than the Closing, it shall have paid and discharged all Liabilities in regard to any concluded Legal Proceeding that has been reduced to Judgment against the Seller to the extent relating to the Business or against any Acquired Company, is the subject of an executed settlement agreement or otherwise concluded as of the Closing Date (except for any such Legal Proceeding as to which the Seller is pursuing an appeal), including without limitation those Legal Proceedings listed on Schedule 6.6(D). In addition, to the extent that the Legal Proceeding indicated with an asterisk (*) on Schedule 6.6(D) has not been paid and discharged by the Closing, the Seller hereby agrees that the full amount of the damages and costs awarded in the Judgment Entered After Finding dated March 23, 1998 totaling $41,752.83 shall be delivered by the Purchaser to the Escrow Agent from the Estimated Purchase Price, at the Closing, as an additional escrow amount (the "Litigation Escrow") to be so held by the Escrow Agent for use at the Seller's request to pay and discharge the final judgment in such case and any balance after the judgment has been so paid and discharged shall be delivered to the Seller, all as more fully set forth in the Escrow Agreement.

         E. Liens. The Seller hereby agrees and covenants that it shall, prior to or simultaneously with the Closing, file, or cause to be filed, UCC-3 termination statements and obtain, or cause to be obtained, any other releases, consents or similar documents necessary to release any Liens on the Assets, the Transferred Seller Assets or the Shares including without limitation those relating to the Liabilities to be performed, paid or discharged as provided in this Section 6.6, those in favor of those Persons listed on Schedule 6.6(E), and the mortgages on the Owned Real Properties in favor of those Persons listed on
Schedule 6.6(E), all as set forth on Schedule 6.6(E), except for those Liens curing, to the extent and only to the extent they may secure, furniture, fixtures and equipment which are leased pursuant to Business Commitments listed on a Schedule to this Agreement and applicable to the Acquired Companies after the Closing, or which are loaned or consigned pursuant to ordinary course vendor arrangements, or purchase money security interests pursuant to any Business Commitment listed on Schedule 4.1(I) and applicable to the Acquired Companies after the Closing.

         F. Liabilities Not Assumed. The Seller agrees and acknowledges that notwithstanding the Transfer of the Shares, the Purchaser does not and will not at Closing or otherwise assume any Liabilities of the Seller or the Acquired Companies other than the Transferred Liabilities. The Seller shall be deemed to have assumed and Transferred to itself at Closing, or shall otherwise retain, and shall from and after the Closing pay, discharge and perform in accordance with their respective terms, all of the Retained Liabilities.

         Section 6.7       No Solicitation or Negotiation.

         A. No Solicitation. Until such time, if any, as this Agreement is terminated pursuant to Article X, the Seller will not, nor will it authorize or permit any Acquired Company or any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Seller or any Acquired Company to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from any Person (other than the Purchaser) relating to any transaction involving the sale of all or any part of the Shares, the Business, the Assets or the Transferred Seller Assets (other than in the ordinary course of business), or any Equity Securities of any Subsidiary or of EMA, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company (any such transaction, a "Competing Transaction") or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Competing Transaction (it being expressly acknowledged by the Purchaser that any transaction involving the sale, merger, consolidation of, share exchange, tender or exchange offer for, business combination with, or similar transaction involving, the Seller or any of its subsidiaries other than the Acquired Companies and which is not inconsistent with this Agreement and the consummation of the transactions contemplated hereby in accordance with its terms shall not fall within the definition of "Competing Transaction", so long as the Seller's obligations under this Agreement shall survive as the obligations of the resulting or surviving Person); provided, however, that prior to the approval of this Agreement and the transactions contemplated hereby at a Special Meeting, the Seller may, to the extent required by the fiduciary obligations of the Board of Directors of the Seller as determined in good faith by such Board of Directors with the advice of outside legal counsel (i) in response to an unsolicited request therefor, furnish information with respect to the Acquired Companies to any Person who has indicated to the Seller that it is interested in pursuing a Competing Transaction and discuss such information with such Person and (ii) following the delivery to the Purchaser of the notice required pursuant to Section 6.7(C), participate in discussions or negotiations with any Person that makes, or expresses a bona fide intention to make, a proposal with respect to a Competing Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of, or any investment banker, attorney, broker, agent or other advisor or representative with implied or express authority, of the Seller or any Acquired Company, shall be deemed to be a breach of this Section 6.7 by the Seller. For purposes of this Agreement, "Qualified Competing Transaction" means a Competing Transaction having terms which the Board of Directors of the Seller believes (based on, among other things, the advice of a financial advisor of nationally recognized reputation) in its good faith reasonable judgment to be more favorable to the Seller than the terms contemplated hereby.

         B. Seller's Board of Directors. Except as provided otherwise in this paragraph, neither the Board of Directors of the Seller nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors or any such committee of this Agreement and the consummation of the transactions contemplated hereby, (y) approve or recommend, or propose to approve or recommend, any Competing Transaction or (z) enter into any agreement with respect to any Competing Transaction. Notwithstanding the foregoing, in the event that the Seller receives a bona fide offer of a Qualified Competing Transaction, the Board of Directors of the Seller or any committee thereof may (subject to the limitations contained in this Section 6.7) withdraw or modify its approval or recommendation of this Agreement and the consummation of the transactions contemplated hereby following the Purchaser's receipt of written notice (a "Notice of Qualified Competing Transaction") advising the Purchaser that the Seller has received a bona fide offer of a Qualified Competing Transaction, specifying the material terms and conditions of such Qualified Competing Transaction and identifying the Person making such Qualified Competing Transaction. The Seller may take any of the foregoing actions pursuant to the preceding provisions of this Section 6.7(B) only until this Agreement and the consummation of the transactions contemplated hereby have been approved at the Special Meeting. Once the Board of Directors of the Seller or any committee thereof has withdrawn or modified its approval or recommendation of this Agreement and the consummation of the transactions contemplated hereby in accordance with this Section 6.7(B), or the stockholders of the Seller shall otherwise fail to approve this Agreement and the transactions contemplated hereby at a Special Meeting, if required as specified in Section 6.8, the Seller shall give notice of the occurrence of the same to the Purchaser (the "Section 6.7(B) Notice") within 48 hours following such occurrence.

         C. Notice to Purchaser. In addition to the obligations of the Seller set forth in Section 6.7(B), the Seller shall promptly advise the Purchaser orally and in writing of any request for information or of any proposal for a Competing Transaction, the material terms and conditions of such request, Competing Transaction, or proposal, and the identity of the Person making any such request or Competing Transaction proposal. The Seller shall keep the Purchaser fully informed of the status and details of any such request, Competing Transaction, or proposal.

         Section 6.8 Special Meeting. Subject to Section 6.7, if required by Law or the rules of any applicable self-regulatory organization the Seller shall call (or shall cause the calling of) a special meeting of its stockholders (the "Special Meeting") to be held as soon as shall be practicable after the date hereof in order for such stockholders to consider and vote upon all matters necessary for the consummation of the transactions contemplated by this Agreement and shall recommend to its stockholders a vote "FOR" the approval of this Agreement and the consummation of such transactions.

         Section 6.9 Press Releases. Prior to the filing of proxy or related disclosure materials with respect to the Special Meeting, the Seller will, and will cause each Acquired Company to, maintain this Agreement confidential and will not, and will cause each Acquired Company not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser which consent shall not be unreasonably withheld; provided, however, that nothing herein will prohibit the Seller from issuing or causing publication of any such press release or public announcement to the extent that the Seller reasonably determines, after consultation with outside legal counsel, such action to be required by Law or the rules of any applicable self-regulatory organization, in which event the Seller will use its commercially reasonable efforts to allow the Purchaser reasonable time to comment on such release or announcement in advance of its issuance. The parties acknowledge that a press release in the form of Schedule 6.9 shall be made immediately following the execution of this Agreement.

         Section 6.10      Intentionally Deleted.

         Section 6.11 Transferred Seller Assets. Prior to the Closing, the Seller shall take any and all reasonable actions (including the obtaining of any required consents) to effect the Transfer of the Transferred Seller Assets to the Company so that all such Transferred Seller Assets are owned, free and clear of any Liens, by the Company immediately prior to and immediately following the Closing, and shall deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the same. A transitional services agreement (the "Transitional Services Agreement") in form and substance reasonably acceptable to the Purchaser and the Seller shall be entered into at Closing and shall provide for those matters listed on Schedule 6.11.

         Section 6.12

         A. June Financials. As soon as practicable following the date hereof and in any event no later than 30 days prior to the Closing Date, the Seller shall deliver to the Purchaser a complete set of financial statements for the Acquired Companies as of June 28, 1998 (the "June Financials") on a stand-alone basis, which financial statements shall include a balance sheet as of June 29, 1997 (the "June 1997 Balance Sheet") and a balance sheet as of June 28, 1998 (prepared on a consistent basis using the same accounting principles, assumptions and methodologies applied in the preparation of the June 1997 Audited Financials), a statement of operations for the fiscal year ended June 28, 1998, and the related statements of stockholders' equity and cash flows for the fiscal year then ended (including any footnotes thereto), all of which shall
(a) have been audited by the Seller's Accountants, whose unqualified reports thereon will be simultaneously delivered to the Purchaser, (b) have been prepared in accordance with GAAP, consistently applied throughout the period involved and for prior periods, (c) present fairly, in all material respects, the financial position of the Acquired Companies, on a consolidated basis, at the dates indicated in such financial statements, and the results of the Acquired Companies' operations, on a consolidated basis, for the periods stated therein. The statement of operations included in the June Financials shall separately identify: (i) an allocation of the corporate overhead for the Acquired Companies on a stand-alone basis, (ii) an allocation of district overhead for the Acquired Companies, (iii) the 1998 Store EBITDA, if less than zero, and any write-offs or write-downs attributable (without double counting) to (A) any "Fuddruckers" locations which were closed during the fiscal year ended June 28, 1998; (B) the Saugus Restaurant; (C) the Andover Restaurant; and
(D) the Boston Restaurant, (iv) adjustments for FAS 121 for the fiscal year then ended, (v) any write-downs, write-offs or accruals related to the termination of the La Salsa Agreement, (vi) amounts paid in settlement or satisfaction of pending Legal Proceedings pursuant to the terms of this Agreement, and (vii) costs or expenses related to environmental testing or remediation pursuant to the terms of this Agreement.

         B. 1998 EBITDA. As used in this Agreement, the "1998 EBITDA" shall equal the EBITDA of the Acquired Companies computed consistently with the illustration attached as Schedule 4.2(B) and based on the June Financials with
(a) add-backs for the items described in Section 6.12(A)(i), Section 6.12(A)(iv), Section 6.12(A)(v), Section 6.12(A)(vi) and Section 6.12(A)(vii) and subject to Section 6.12(D), Section 6.12(A)(iii), and (b) for clarification, any expense relating to the AT&T Credit Corp. Master Equipment Lease Agreement (as amended) and Assumption Agreement will be included as an expense in the computation of such 1998 EBITDA. Attached hereto as Schedule 4.2(B) is a calculation of EBITDA for the nine month period ended March 29, 1998 which shall be used as an illustration of the application of the 1998 EBITDA.

         C. Boston Restaurant. If the Boston Restaurant has not been closed by the Closing, the Seller hereby agrees to operate the Boston Restaurant as a franchisee of the Company and to assume full liability in connection with such operation until the expiration of the term of the Lease applicable to the Boston Restaurant (without any extension of such term) all as set forth on Schedule
6.11 and to be more fully set forth in the Transitional Services Agreement.

         D. Saugus/Andover. In the event that prior to the Closing the escrow funds (the "S/A Escrow Funds") deposited with the escrow agent under that certain Escrow Agreement (the "S/A Escrow Agreement") dated as of June 28, 1998 among The Boland Group I, LLC, The Boland Group II, LLC, the Company and Shapiro, Israel & Weiner, P.C. have been delivered to the Company and the conditions for the release of such escrow have been met or waived in accordance with the terms of such Agreement, the Seller shall deliver to the Purchaser evidence reasonably satisfactory to the Purchaser that the Asset Purchase Agreements (the "S/A Agreements") made and entered into as of June 28, 1998 between the Company and, respectively, The Boland Group I, LLC and The Boland Group II, LLC (and the other transaction documents under each such Agreements) are no longer terminable. In the event that such evidence is not delivered to the Purchaser at the Closing, the items described in Section 6.12(A)(iii)(B) and
Section 6.12(A)(iii)(C) shall not be add-backs for the purposes of calculating 1998 EBITDA. In the event that at any time prior to or at the Closing either (a) The Boland Group I, LLC or The Boland Group II, LLC has exercised its rights pursuant to the S/A Agreements to terminate such Agreement, or (b) the S/A Escrow Funds have been delivered to The Boland Group I, LLC or The Boland Group II, LLC under the S/A Escrow Agreement, the Seller shall promptly notify the Purchaser of the same, and any and all Liabilities relating to the operation of the Saugus Restaurant and the Andover Restaurant shall be Retained Liabilities (including without limitation any Liabilities under the Leases applicable to such locations).

         Section 6.13 Maintenance. The Seller hereby covenants and agrees that it has, and shall, from July 1, 1998 until the Closing Date, spend not less than $250,000 per month (or pro rated for any partial month) on capital expenditures of the type reflected on the schedule relating to the same and previously delivered to the Purchaser. The Seller shall provide evidence reasonably satisfactory to the Purchaser, at the Closing, that the foregoing covenant has been met, failing which any amount required to have been spent and which was not so spent by the Seller in accordance with this Section 6.13 (to the extent not included in Current Liabilities for purposes of Working Capital or Final Working Capital) shall be deducted from the Estimated Purchase Price at Closing as a reduction thereto (the "Maintenance Expenditure Adjustment"). The Maintenance Expenditure Adjustment shall be the Purchaser's sole remedy for a breach of the covenant contained in this Section 6.13 and, provided that the Maintenance Expenditure Adjustment is made, any such breach shall not constitute a breach of a closing condition in Article VIII.

         Section 6.14 Licenses. By no later than thirty (30) days prior to the Closing, the Seller shall deliver to the Purchaser that portion of Schedule 4.1(G) containing the sub-heading "Licenses" and listing all Threshold Licenses thereon (it being understood that Schedule 4.1(G)(iii) shall have been delivered to the Purchaser on the date hereof).

         Section 6.15 Taxes. The Seller hereby covenants and agrees that by no later than the Closing, it shall have filed or caused to be filed all Tax Returns which it is required to file and all amended Tax Returns which it is required to file (including without limitation the stub year Tax Return and the amended 1997 Tax Return and all those Tax Returns listed on Schedule 4.1(P)) in all jurisdictions in which such Tax Returns are required to be filed, and shall pay or cause to be paid all Taxes relating to the same. The Seller shall provide evidence reasonably satisfactory to the Purchaser of the foregoing at the Closing.

         Section 6.16 Pending Litigation. The Seller hereby covenants and agrees that, by no later than the Closing, it shall use its commercially reasonable efforts to settle, and cause the dismissal with prejudice of the Legal Proceeding listed on Schedule 6.16.

         Section 6.17 Cash Payment Adjustment. Cash payments received after the date hereof and prior to the Closing on account of non-refundable rebates of vendors, buy-downs of franchise fees, one-time license fees for territorial rights, and other similar rights shall be apportioned between the Purchaser and the Seller such that to the extent that such cash payments are attributable to periods prior to the Closing they shall be for the Seller's benefit and to the extent such cash payments are attributable to periods post-Closing they shall be for the Purchaser's benefit and the Unadjusted Purchase Price shall be reduced (without double-counting in the Working Capital or Final Working Capital) by such amount which is for the Purchaser's benefit (the "Cash Payment Adjustment").

         Section 6.18 Leases.

         A. Definitions. The following terms, when used in this Section 6.18, shall be defined as hereinafter set forth:

         (i) Required Lease -- Those Leases listed on Schedule 6.18, which require the consent of the lessor in connection with the consummation of the transactions contemplated by this Agreement.

         (ii)     Required  Estoppel -- Those  Estoppel  Certificates  listed on
                  Schedule 6.18, which are required by Purchaser for Closing.

         (iii) Required Consent -- Each consent necessary pursuant to the terms of each Required Lease in connection with the consummation of the transactions contemplated by this Agreement, as provided in Schedule 6.18.

         (iv) Required Restaurant -- Each restaurant as to which a Required Consent or Required Estoppel, or both, is required.

         (v) 1998 Store EBITDA -- With respect to each Required Restaurant, the EBITDA for the fiscal year ended June 28, 1998.

         (vi) Closed Required Restaurant -- Any Required Restaurant that shall have ceased to operate or is in the process of ceasing to operate between the date hereof and the Closing.

         (vii) Closed Store Adjustment -- For and with respect to each Closed Required Restaurant, the sum of (x) five times the 1998 Store EBITDA for such Closed Required Restaurant, plus (y) $50,000.

         (viii) Rent Adjustment Amount -- The net present value on the Closing Date of the aggregate increase in the lessee's monetary obligations to the lessor under any amendment to a Required Lease, as contemplated by Section 6.18(D) (including, without limitation, any so-called "up front payment" and any rent increase during the balance of the term of the Required Lease) calculated using a discount rate of ten percent (10%) from the time when such amount is payable.

         (ix)     Lease  Termination  Amount  -- For and  with  respect  to each
                  Required Lease which is terminated, the sum of: (i) the product of (x) the 1998 Store EBITDA for such Required Restaurant (but in no event less than $0), times (x) in the event the termination occurs during the (A) first two years following the Closing, five, (B) the third year following the Closing, three, (C) the fourth year after the Closing, two, and (D) the fifth year following the Closing, one; plus (ii) $50,000, plus (iii) the actual cost incurred by the Purchaser after the Closing with respect to the leasehold improvements to the premises demised under the applicable Required Lease.

         B. Requirements for Consents and Estoppels. Schedule 6.18 lists all Required Leases. As soon as practicable after delivery of the June Financials, the Purchaser and the Seller shall supplement Schedule 6.18 to include the 1998 Store EBITDA for each Required Restaurant. Following the execution and delivery of this Agreement, the Seller shall, at its sole expense, use all commercially reasonable efforts to obtain all Required Consents and Required Estoppels. The Purchaser shall cooperate with the Seller in such efforts as reasonably requested by the Seller, but at no cost or expense to the Purchaser. Incident to such cooperation, the Purchaser agrees that, as necessary, the Purchaser will:

         (i) furnish evidence to the lessor of the Purchaser's net worth and other financial information related to the Purchaser's ability to perform the lessee's obligations under the relevant Required Lease from and after the Closing as reasonably requested by such lessor;

         (ii) execute instruments reasonably satisfactory to the Purchaser evidencing the Purchaser's obligations (from and after the Closing), as successor to the Seller (if and only to the extent Seller had been so obligated), to pay and perform the lessee's obligations under the relevant Required Lease incurred or arising from and after the Closing Date, as the lessor may reasonably request; and

         (iii) participate in meetings with lessors at mutually acceptable times and locations.

         C. Payment of Closed Store Adjustment. For and with respect to each Closed Required Restaurant, the Estimated Purchase Price shall be reduced by the Closed Store Adjustment.

         D. Post-Closing Efforts. If any Required Consent or Required Estoppel shall not have been obtained by the Seller on or prior to the Closing Date and the Closing shall have occurred, the Seller shall cooperate, at the Purchaser's request after the Closing, to seek any such Required Consent and any such Required Estoppel on behalf of the Purchaser, but at the sole cost and expense of the Seller. Purchaser may at its election participate in any such efforts or initiate such efforts on its own and shall be authorized to commit the Seller to pay to lessors of Required Restaurants up to $250,000 as Rent Adjustment Amounts to obtain one or more Required Consents or Required Estoppels.

         Any time and at the election of either Purchaser or Seller, in the event that within three (3) months following the Closing Date any Required Consent or Required Estoppel shall not have been obtained, the Seller and the Purchaser shall cooperate to institute and prosecute Legal Proceedings, to compel the lessor under the terms of a Required Lease or applicable Law to execute a Required Consent or Required Estoppel. The costs and expenses of prosecuting any such proceedings shall be paid entirely by the Seller.

         If, at any time after the Closing Date, a lessor shall exercise or attempt to exercise its remedies under the terms of a Required Lease or shall refuse to perform any of such lessor's obligations thereunder on account of any breach arising as a result of the transactions contemplated by this Agreement having been consummated without a Required Consent or on account of or allegedly on account of any default or alleged default under a Required Lease which occurred or is alleged to have occurred prior to the Closing Date, the Purchaser shall so notify the Seller.

         Thereafter, subject to the provisions of this Section 6.18, the Seller shall have the right to act on behalf of the lessee in response to any such exercise of remedies or refusal to perform by lessor, and regardless of whether the Seller elects to act on lessee's behalf as aforesaid, the Purchaser retains the right to act on its own or any such lessee's behalf in the event Seller fails to take timely actions in response to any such exercise of remedies by any such lessor. All costs and expenses of prosecuting any such Legal Proceeding against a lessor by Seller or Purchaser shall be paid by the Seller and shall not be undertaken by Seller unless and until Purchaser shall have been notified of any intended action by the Seller and shall have had an opportunity for input to the Seller. Furthermore, provided that there shall have been, and shall be, no interference with the Purchaser's or any lessee's use and enjoyment of a Required Restaurant, the Seller (or Purchaser if Seller has not undertaken to act on behalf of the lessee) may negotiate the terms of a settlement or amendment to the Required Lease in order to induce the lessor to grant a Required Consent or Required Estoppel. No such amendment or settlement shall impose any additional non-monetary obligation under such Required Lease, or affect the term or the availability of any right or option to extend the term of any such Required Lease, or, except as hereinafter explicitly set forth, increase any monetary obligation under such Required Lease. If a monetary obligation under such Required Lease is to be increased by actions of either Seller or Purchaser hereunder, the Purchaser shall receive from Seller, at the time of execution of any such amendment, payment in cash of the Rent Adjustment Amount with respect to such Required Lease.

         If, notwithstanding such efforts by the Seller or Purchaser, a Required Lease is terminated or the lessee under a Required Lease is otherwise unable to continue to operate the applicable Required Restaurant, the Seller shall pay to the Purchaser, in cash, an amount equal to the Lease Termination Amount for and with respect to each such Required Restaurant.

         E. Lease Consent Escrow. The Seller shall cause an amount equal to $1,000,000 in cash to be deposited with the Escrow Agent (the "Lease Consent Escrow"), to be held by the Escrow Agent as security for the benefit of the Purchaser with respect to any amounts due to the Purchaser from the Seller as a Lease Termination Amount or Rent Adjustment Amount as provided in this Section 6.18(D) and for no other purposes under the terms of the Escrow Agreement. The Purchaser's rights to obtain amounts pursuant to the Lease Consent Escrow shall be non-exclusive and the Purchaser's recourse against the Seller shall not be limited to amounts in the Lease Consent Escrow.

         F. Termination. Anything to the contrary in this Agreement notwithstanding, the Seller's obligations under this Section 6.18 (including any liability under Section 6.18(D)) shall be terminated with respect to the applicable Required Lease if the reason for the exercise by a lessor of its remedies under a Required Lease is not the consummation of the transactions contemplated by this Agreement, but, rather, is because the Purchaser after the Closing (i) fails to satisfy any of the requirements under the terms of such Required Lease, including any minimum net worth requirements, continued financial covenants, or continued operation of a minimum number of restaurants,
(ii) the Purchaser and/or the Company and/or the lessee under the applicable Required Lease breaches in any material respect such Required Lease or fails to discharge when due any financial obligation of the lessee under such Required Lease resulting in the termination of the Required Lease by the lessor or (iii) fails to make any filing with a Governmental Entity required with respect to the change in control of the Acquired Companies to the Purchaser as a result of the consummation of the transactions contemplated by this Agreement.

         G. Purchaser's Covenants. The Purchaser agrees that from and after the Closing, it shall pay and perform, and cause the applicable lessee to pay and perform, any and all obligations with respect to all Leases (other than Leases for Current Locations referred to in Section 6.6(C)) as they become due. As to Required Leases for which the Required Consents and/or Required Estoppels have been delivered to the Purchaser, the Purchaser shall reimburse the Seller for any payments made by the Seller to the appropriate lessor after the Closing Date under or pursuant to guaranty agreements, if any, whereby the Seller secures any Required Lease, and the Purchaser shall indemnify the Seller from any liability or obligation under such Required Leases arising from any failure of the Purchaser or the lessee to pay or perform any of its obligations under such Required Leases arising after the Closing Date.

         H.  Alternative  Arrangements.  To the extent permitted by any Required
Lease, the Seller and the Purchaser (or the Company, at the Purchaser's election) may enter into arrangements reasonably acceptable to the Purchaser and the Seller in order to provide the Purchaser the benefits of any such Required Lease for which the Required Consent or Required Estoppel has not been delivered at the Closing, including, without limitation, management agreements, subleases, franchise agreements, or the like.


                                   ARTICLE VII

                 Covenants of the Purchaser Prior to the Closing

         Section 7.1 Approvals. As promptly as practicable after the date of this Agreement, the Purchaser will make all filings required by Law to be made by it to consummate the transactions contemplated by this Agreement (including all filings under the HSR Act). Between the date of this Agreement and the Closing, the Purchaser will cooperate with the Seller with respect to all filings that the Seller is required by Law to make in connection with the transactions contemplated by this Agreement; provided, however, that this Agreement will not require the Purchaser to dispose of or make any change in any portion of its business or to incur any other burden or expense in order to comply with the foregoing covenant.

         Section 7.2 Press Releases. Prior to the filing of proxy or related disclosure materials with respect to the Special Meeting, the Purchaser will maintain this Agreement confidential and will not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Seller which consent shall not be unreasonably withheld. The parties acknowledge that a press release in the form of Schedule 6.9 shall be made immediately following the execution of this Agreement.


                                  ARTICLE VIII

          Conditions Precedent to the Purchaser's Obligation to Close

         The Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

         Section 8.1 Accuracy of Representations. Each of the Seller's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule (it being understood that the portion of Schedule 4.1(G) to be delivered by the Seller pursuant to Section 6.14 shall not be considered to be a supplement to the Disclosure Schedule), except for such breaches as could not reasonably be anticipated to result in, in the aggregate, a Material Adverse Effect on the Business and which the Seller undertakes to cure within 30 days following the Closing with such cure obligation to survive the Closing as a covenant of the Seller.

         Section 8.2 Seller's Performance. Each of the covenants and obligations that the Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with and the Seller must have delivered each of the documents required to be delivered by it pursuant to Section 3.2(A).

         Section 8.3 No Proceedings. At the time of Closing, there shall be no effective injunction, writ or preliminary restraining order or any Order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that any of the transactions contemplated in this Agreement not be consummated as herein provided, and no Legal Proceeding shall have been commenced or threatened in writing by any Person against the Purchaser or any Acquired Company seeking to enjoin or obtain damages in respect of the consummation of any transaction contemplated by this Agreement.

         Section 8.4 No Claim. There must not have been made or threatened in writing by any Person any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares, or any Equity Securities in ARVI (other than the Equity Securities owned by NARLP as listed on Schedule 4.1(C)).

         Section 8.5 Owned Real Property Appraisals. The Purchaser shall have obtained current appraisals, from an "MAI" appraiser selected by the Seller and acceptable to the financial institution providing financing to the Purchaser in connection with the transactions contemplated by this Agreement, of the value of each of the Owned Real Properties which value shall not be, in the aggregate for all of the Owned Real Properties, less than $12,500,000.00.

         Section 8.6       Updated Environmental Site Assessment Reports.

         A. The Purchaser shall have obtained, at the Purchaser's sole cost and expense, updated Environmental Site Assessment ("ESA") reports for each of the Owned Real Properties (the "Updates") from Professional Service Industries, Inc. ("PSI"), the environmental consulting firm which performed ESAs on all of the Owned Real Properties in 1997 (the "Existing PSI Reports"), or another qualified environmental consulting firm selected by the Purchaser. Except as set forth below in this Section 8.6, such Updates shall either (i) confirm that the conclusions and/or recommendations set forth in the Existing PSI Reports, including, without limitation, PSI's "Supplemental File Review" letter report regarding Store No. 90, 300 Town Center, Matteson, Illinois (dated September 10,
1997), remain unchanged or (ii) set out modified conclusions and/or recommendations which are determined to be acceptable to the Purchaser, in the Purchaser's sole discretion.

         B. The Purchaser and the Seller acknowledge that the Existing PSI Report for Store No. 114, 4625 Virginia Beach Blvd., Virginia Beach, VA ("Store No. 114"), contains a recommendation regarding the performance of certain Phase II ESA activities, including the installation of soil borings and monitoring wells. In the event that the Update for Store No. 114 concludes that Phase II ESA activities are not warranted or recommended at this time, the Seller shall be deemed to have satisfied the condition precedent regarding an Update for Store No. 114 and Store No. 114 shall be included in the transactions contemplated by this Agreement.

         C. Any Phase II ESA activities recommended in the Update for Store No. 114 shall be conducted as soon as is practicable and the Seller shall be kept informed, in a timely manner, as to the nature and timing of all such Phase II ESA activities. In the event that Hazardous Materials are discovered in connection with such Phase II ESA activities, the selected consultant shall prepare cost estimates (the "Environmental Cost Estimate") for all investigatory activities, remedial activities, monitoring and regulatory compliance work required in accordance with applicable Environmental Laws.

         D. In the event that the Environmental Cost Estimate is less than $300,000, Store No. 114 shall be included within the transactions contemplated by this Agreement and the Seller shall be responsible for addressing, or causing to be addressed, all Hazardous Materials on, at or under Store No. 114 after the Closing (except for Releases of Hazardous Materials which occur after the Closing and are not related to the acts, practices or omissions of the Seller). All such post-Closing environmental work shall be conducted (i) in a manner and at times that will not unreasonably interfere with the operation of Store No. 114, (ii) in accordance with all applicable Environmental Laws, and (iii) at the Seller's sole cost and expense.

         E. In the event that the Environmental Cost Estimate is or exceeds $300,000, at the Seller's option the Seller may nevertheless address all Hazardous Materials as specified in Section 8.6(D) or Store No. 114 shall be Transferred to the Seller prior to or at the Closing and agreements shall be entered into between the Seller and the Purchaser (or the Company at the Purchaser's election) whereby the Seller shall have rights as a franchisee to operate Store No. 114 and the Seller shall be responsible for all costs and expenses associated with the operation of Store No. 114; provided that the Company will manage Store No. 114 in consideration of a management fee equal to 100% of the economics (EBITDA) of Store No. 114.

         Section 8.7 Estimated Purchase Price. The Estimated Purchase Price shall not be less than $40,000,000.

                                   ARTICLE IX

            Conditions Precedent to the Seller's Obligation to Close

         The Seller's obligation to sell the Shares and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

         Section 9.1 Accuracy of Representations. Each of the Purchaser's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date, except for such breaches as would not, in the aggregate, have a Material Adverse Effect on the Purchaser and which the Purchaser undertakes to cure within 30 days following the Closing with such obligation to survive the Closing as a covenant of the Purchaser.

         Section 9.2 Purchaser's Performance. Each of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with and the Purchaser must have delivered each of the documents required to be delivered by it, and must have made the payments required to be made by it, pursuant to Section 3.2(B).

         Section 9.3 No Proceedings. At the time of Closing, there shall be no effective injunction, writ or preliminary restraining order or any Order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that the transactions contemplated in this Agreement or any of them not be consummated as herein provided, and no Legal Proceeding shall have been commenced or threatened in writing by any Person against the Seller seeking to enjoin or obtain damages in respect of the consummation of any transaction contemplated by this Agreement.

         Section 9.4 Seller Stockholder Approval. To the extent required as provided in Section 6.8, the sale of the Shares by the Seller to the Purchaser shall have been approved and adopted by the requisite vote of the stockholders of the Seller.

         Section 9.5 Estimated Purchase Price. The Estimated Purchase Price shall not be less than $40,000,000.

                                    ARTICLE X

                               Termination Events

         Section 10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by mutual consent of the Purchaser and the Seller;

                  (b) by either the Purchaser or the Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived by the terminating party;

                  (c) (i) by the Purchaser, if any of the conditions in Article VIII has not been satisfied as of the Closing or if satisfaction of any such condition is or becomes impossible (other than through the failure of the Purchaser to comply with its obligations under this Agreement) and the Purchaser has not waived such condition at or before the Closing; or (ii) by the Seller, if any of the conditions in Article IX has not been satisfied as of the Closing or if satisfaction of any such condition is or becomes impossible (other than through the failure of the Seller to comply with its obligations under this Agreement) and the Seller has not waived such condition at or before the Closing;

                  (d) by the Seller, if (i) the Board of Directors of the Seller pursuant to Section 6.7(B) withdraws or modifies its approval or recommendation of, or otherwise fails to approve or recommend, this Agreement and the consummation of the transactions contemplated hereby to the stockholders of the Seller, and (ii) the Seller pays to the Purchaser an alternative transaction fee equal to $1,720,000, promptly upon such withdrawal, modification or failure, by wire transfer of immediately available funds to such account as shall have been designated by the Purchaser; or

                  (e) by either the Purchaser or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 2, 1998, (the "Outside Date") or such later date as the parties may agree upon; provided, however, that notwithstanding anything to the contrary in this Agreement (i) if on November 2, 1998 the applicable waiting periods under the HSR Act have not expired or terminated then each of the Purchaser and the Seller shall have the independent right, exercisable in its sole discretion by delivery of written notice thereof to the other on or before November 2, 1998, to extend the Outside Date to the earlier of five (5) business days after such regulatory approvals have been obtained or December 15, 1998 and (ii) if on November 2, 1998 the Seller has not obtained the consents required to be delivered pursuant to Section 3.2(A)(5) then the Seller shall have the right exercisable in its sole discretion by delivery of written notice thereof to the Purchaser on or before November 2, 1998, to extend the Outside Date to December 15, 1998.

         Section 10.2 Effect of Termination. Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.9, 7.2, 10.1(d), 11.6, 13.7 and 13.14 will survive.

         Section 10.3 Failure to Close. In the event that the Closing does not occur on or prior to the Outside Date (as the same may be extended pursuant to
Section 10.1(e)) due to: (i) the Purchaser's breach of its obligations under this Agreement and the resulting termination of this Agreement (other than a termination pursuant to Section 10.1(a), Section 10.1(b) due to the Seller's breach, Section 10.1(c)(i), Section 10.1(d), or Section 10.1(e)), notwithstanding any other provision of this Agreement (including Section 10.2 and Section 13.14) the Seller's sole and exclusive remedy against the Purchaser under this Agreement and with respect to the transactions contemplated hereby shall be to exercise its rights to terminate this Agreement and to receive the payment from the Purchaser of cash in an amount equal to $5,000,000 as liquidated damages (and not as a penalty) for which within 30 days after the date hereof the Purchaser shall furnish a letter of credit for the benefit of the Seller; or (ii) the non-satisfaction of the condition contained in Section
8.7 or Section 9.5 or the failure of the stockholders of the Seller to approve this Agreement and the consummation of the transactions contemplated hereby at the Special Meeting (if required) where the Board of Directors of the Seller has approved or recommended the same to the stockholders (without modification or withdrawal of such approval or recommendation), the Seller shall pay to the Purchaser an amount equal to $1,000,000 as liquidated damages (and not as a penalty) in consideration of the time, the fees and expenses spent or incurred by the Purchaser, or on its behalf, in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE XI

                                 Other Covenants

         Section 11.1 Personnel; Taxes. From and after the Closing, the Seller and the Purchaser will each make available to the other, upon written request and with the requesting party bearing responsibility for all of its out-of-pocket expenses therefor, its and its Affiliates personnel and books and records to the extent that the assistance or participation of such personnel or access to such books and records is reasonably requested in anticipation of, or preparation for, existing or future Legal Proceedings, Tax Return preparation, audits or other matters in which the requesting party or any of its Affiliates (including any Acquired Company) is involved and that is related to the Business. Each of the Seller and the Purchaser will cooperate with one another in the conduct of any Tax audit, claim for refund of Taxes or similar proceedings involving or otherwise relating to the Shares, any of the Assets, any of the Transferred Seller Assets, the Business or any Acquired Company (or the income therefrom or assets thereof).

         Section 11.2 Corporate Name. Without in any way limiting the right, title or interest of the Acquired Companies in and to Intellectual Property, following the Closing the Seller shall change all signage and stationery and otherwise discontinue the use of the name "Fuddruckers" and shall have no further right to use any of the Intellectual Property; provided, however, that the Seller may, for a period of 90 days following the Closing Date, consume stationary and similar supplies on hand as of the Closing which contains the name "Fuddruckers" and related logos.

         Section 11.3 Certain Insurance Matters. After the Closing, the Seller will not take any action to cancel before its normal expiration any Insurance policy of the Seller if such Insurance policy relates to the Business, the Assets or the Transferred Seller Assets and by the Closing and continuing thereafter the Acquired Companies shall be named as additional insureds thereon. With respect to any loss, Liability or damage suffered after the Closing relating to, resulting from or arising out of the conduct of the Business at or prior to the Closing for which the Seller or any of its Affiliates would be entitled to assert, or cause any other Person to assert, a claim for recovery under any policy of Insurance maintained by or for the benefit of the Seller, in respect of the Business, at the request of the Purchaser or any Acquired Company the Seller will assert one or more claims under such Insurance policy if the Purchaser or any Acquired Company is not itself entitled to assert any such claim but the Seller or any of its Affiliates is so entitled. To the extent required under the terms of such Insurance policy to give effect to the foregoing, the Seller will be deemed, solely for the purpose of asserting claims for Insurance pursuant to the immediately preceding sentence, to have assumed or retained Liability for such loss, Liability or damage to the extent of the policy limits for the applicable policy of Insurance.

         Section 11.4 Cooperation by the Seller. Without limiting the provisions of Section 13.14, after the Closing, the Seller shall, reasonably promptly after acquiring knowledge thereof, notify the Purchaser of any threatened or pending Legal Proceeding in which the Seller may be involved, whether as an actual or potential party or witness or otherwise, or with respect to which it may receive requests for information, arising out of or relating to the Business with respect to a matter for which indemnification is to be provided by the Seller under Section 13.14. The Seller shall cooperate fully with the Purchaser and any insurer or other indemnitor of the Purchaser in connection with any such Legal Proceeding, at no expense to the Purchaser. After the Closing, the Seller shall
(a) cooperate fully with and shall assist the Purchaser in the enforcement of the Acquired Companies' rights under the Business Commitments, and (b) perform any other action reasonably requested by the Purchaser in order to fully vest the Purchaser in the ownership of the Shares, the Company in the ownership of the Transferred Seller Assets, and the Acquired Companies in the ownership of any of the Equity Securities in any other Acquired Company free and clear of all Liens, and to effect the Transfer of any Business License required due to the transactions contemplated by this Agreement.

         Section 11.5  Non-Competition.

         As part of the consideration to be paid by the Purchaser to the Seller pursuant to this Agreement, each of the Seller and Champps agrees to be bound by, and agrees to cause each of its subsidiaries (other than EMA) to operate in a manner consistent with, the following covenants on and after the Closing:

         A. The Fuddruckers System. Each of the Seller and Champps acknowledges that (i) the Company owns all right, title and interest in and to any and all information, knowledge, recipes, trade secrets, plans, drawings, information concerning sources of supply, confidential and proprietary information, know-how and techniques that give the Company a competitive advantage (collectively, the "Fuddruckers System"), and the Company has taken measures to protect the Fuddruckers System and (ii) each of the Seller and Champps shall not communicate or disclose any information regarding the Fuddruckers System to any Person, unless such Person receives the Purchaser's prior written consent or such information regarding the Fuddruckers System is then generally known to the public or is disclosed in accordance with an order of a court of competent jurisdiction or in a manner otherwise required by applicable Law.

         B. Covenant Not to Compete. Absent the prior written consent of the Purchaser, for a period of ten years following the Closing, none of the Seller or Champps, shall: (1) directly or indirectly, own, manage, operate, finance, join, or control, or participate in the ownership, management, operation, financing or control of, or be associated as a partner or representative in connection with, any restaurant business that is in the gourmet hamburger business or whose method of operation or trade dress is similar to that employed in the operation of the "Fuddruckers" restaurants; or (2) directly or indirectly solicit, induce or attempt to induce any Person then employed by any Acquired Company or the Purchaser (including without limitation any Company Employee or Seller Employee who has entered the employ of the Purchaser or the Company at or after the Closing) to enter the employ of the Seller or Champps, or any of their respective Affiliates or any other Person. To the extent that any subsidiary of the Seller or Champps has not, or does not, join in this Agreement, each of the Seller or Champps shall cause each such subsidiary (other than the Acquired Companies) to comply with the provisions of this Section 11.5. None of the Seller or Champps, or any of their respective subsidiaries (other than the Acquired Companies), shall dispose of any of its assets or of any Equity
Securities it may own in any other such subsidiary unless the purchaser or transferee thereof agrees, in a document reasonably acceptable to the Purchaser, to uphold the provisions of this Section 11.5.

         The Fuddruckers trade dress is comprised of the "total image" of the "Fuddruckers" restaurant including products, colors, sizes, shapes, color combination, graphics, layout and floor plan and specifically such features (or any of them in different combinations) as follows: An exposed glassed in butcher shop for meal preparation and for cutting and processing beef; a beef showcase; an exposed on-premises bakery for the preparation of bread and dessert products; a bakery showcase for the bakery products; a fresh vegetable condiment island with stacked vegetables; and interior green bands of neon lights and neon beer signs. While it is understood that the use of some of these elements are used in "casual dining" restaurants in general, the way in which several of these elements are used in combination by the Company constitutes its distinctive trade dress. This covenant is not intended to cover all "casual dining" concepts.

         The Purchaser acknowledges and agrees that, notwithstanding anything to the contrary herein, the Seller is presently engaged in the operation of "Champps Americana" restaurants and is hereby permitted to engage in the operation thereof as currently conducted.

         C. Limitations. (i) The Purchaser shall have the right, in its sole discretion, to reduce the scope of any covenant in this Section 11.5 effective immediately upon the Seller's receipt of written notice to such effect from the Purchaser, and each of the Seller and Champps agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable so long as any such reduction does not add additional burden, limitation or restriction on the Seller or Champps.

                  (ii) The restrictions contained in this Section 11.5 shall not apply to the ownership, by the Seller or Champps, of less than a 5% legal or beneficial ownership in outstanding Equity Securities of any publicly traded corporation. The existence of any claim that the Seller or Champps may have against the Purchaser or any Acquired Company, whether or not arising from this Agreement, shall not constitute a defense by the Seller or Champps to the enforcement by the Purchaser and any Acquired Company of the covenants in this
Section 11.5

         D. Equitable Relief. The Seller and Champps, and the Purchaser, each acknowledge that any breach of the covenants contained in Section 11.5(A) would cause an irreparable injury to the Purchaser and that damages and remedies at law for any breach of any such covenant would be inadequate, and the Seller and Champps hereby accordingly consent to the entry of an order by any court of competent jurisdiction for specific performance or for injunctive relief and other equitable relief to prevent an actual, intended or probable breach of any such covenant. Each of the Acquired Companies and the Purchaser may further avail itself of any other legal or equitable rights and remedies that it may have under this Agreement or otherwise.

         E. Judicial Determinations. It is the desire and intent of the parties to this Agreement that the provisions of this Section 11.5 be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 11.5 shall be adjudicated to be invalid, ineffective or unenforceable, this Section 11.5 shall be deemed automatically amended to delete therefrom such provision or portion adjudicated to be invalid, ineffective or unenforceable, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction with respect to which adjudication is made.

         Section 11.6 Confidentiality. Whether or not the Closing occurs, the Purchaser and the Seller will each, and will each cause its Affiliates and authorized representatives to, treat in confidence all documents, materials and other information disclosed by or on behalf of the other party or any of their respective Affiliates, whether before, during or after the course of the negotiations leading to the execution of this Agreement or thereafter, and in the preparation of agreements, schedules and other documents relating to the consummation of the transactions contemplated hereby.

         Section 11.7 Champps Successors. Champps and the Seller hereby jointly and severally agree that not less than fifteen (15) days prior written notice of
(i) any proposed sale of the stock of Champps, (ii) any proposed sale of any significant portion of the assets of Champps outside of the ordinary course, or
(iii) any merger, consolidation or similar transaction involving Champps, shall be given by Champps or the Seller to the Purchaser. The Seller and Champps jointly and severally covenant and agree that, as a condition to (A) any such sale of assets or (B) any such sale of stock or merger, consolidation or similar transaction after giving effect to which the purchaser of the stock or the surviving or resulting Person would not become as a matter of law legally and validly bound by this Agreement, including Section 13.14 and this Section 11.7, the Seller or Champps, as applicable, shall cause the purchaser of such assets or stock or the surviving or resulting Person in any such merger or other transaction to (a) expressly assume, jointly and severally, for the benefit of the Purchaser in a writing delivered to the Purchaser, all obligations of Champps under this Agreement, and (b) undertake for the direct benefit of the Purchaser to require any subsequent purchaser of such stock or assets or subsequent surviving or resulting Person in any merger or other transaction described in clause (A) or clause (B) above to in turn agree to the matters contained in this Section 11.7 including with respect to any subsequent transferee. It is further acknowledged that any breach of the covenants and agreements contained in this Section 11.7 would cause an irreparable injury to the Purchaser and that damages and remedies at law for any breach of any such covenant would be inadequate, and the parties each hereby accordingly consent to the entry of an order by any court of competent jurisdiction for specific performance or for injunctive relief and other equitable relief to prevent an actual, intended or probable breach of any such covenant or agreement. The Purchaser may further avail itself of any other legal or equitable rights and remedies that it may have under this Agreement or otherwise.


                                   ARTICLE XII

                               Certain Tax Matters

         Section 12.1 Obligation for Certain Taxes. All sales, use, transfer, documentary, stamp, registration, conveyance, value added or other similar Taxes, duties, fees, excises or governmental charges (including any penalties and interest) imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees (other than the HSR Act filing fee which is governed by Section 13.7), notarial fees and other similar costs of Closing with respect to the Transfer of the Shares, the Assets and the Transferred Seller Assets (and any Excluded Items, or Assets and Liabilities to be Transferred as provided in
Section 6.6(C)) will be borne by the Seller, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all of the foregoing.

         Section 12.2  Section  338(h)(10)  Elections;  Allocation  of  Purchase
                       Price.

         A. Section 338(h)(10) Elections. The Seller will join with the Purchaser in making elections under section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign Law) (collectively, the "Section 338(h)(10) Elections") with respect to the purchase and sale (including any deemed purchase and sale) of the stock of each of the Acquired Companies. The Seller will pay any Tax attributable to the making of the Section 338(h)(10) Elections and will indemnify the Purchaser and the Acquired Companies from and against any costs, expenses or other Liabilities (including any Taxes resulting from this indemnification) arising out of any failure to pay such Tax. The Seller will also pay any state, local or foreign Tax (and indemnify the Purchaser and the Acquired Companies from and against any costs, expenses or other Liabilities, including any Taxes resulting from this indemnification, arising out of any failure to pay such Tax) attributable to any election under state, local or foreign Law similar to the election available under section 338(g) of the Code (or which results from the making of an election under section 338(g) of the Code) with respect to the purchase and sale (including any deemed purchase and sale) of the stock of the Acquired Companies. Indemnification under this Section 12.2(A) shall include only such Taxes (together with related costs, expenses or other Liabilities) as result directly from such elections as of the date on which the deemed asset purchase occurs, and shall not include Taxes, if any, resulting from the secondary effects of such elections, such as differences in depreciation deductions, loss of net operating loss carry forwards and like matters.

         B. Allocation of Purchase Price. The Seller and the Purchaser agree to use their best good faith efforts to allocate, as soon as practicable following the Closing, the Final Purchase Price and the Transferred Liabilities (plus other relevant items) to the assets of the Acquired Companies for all Tax purposes. The Seller, the Purchaser and the Acquired Companies will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

         Section 12.3  Tax Returns; Cooperation.

         A. Tax Periods Ending on or Before the Closing Date. The Seller shall prepare and file or cause to be prepared and filed all Tax Returns for the Acquired Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date including income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of the Seller will include the operations of the Acquired Companies. The Seller shall permit the Purchaser to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Seller shall pay all Taxes of the Acquired Companies with respect to such periods.

         B. Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare and file or cause to be prepared and filed any Tax Returns of the Acquired Companies for Tax periods which begin before the Closing Date and end after the Closing Date. The Purchaser shall permit the Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Seller shall reimburse the Purchaser, within fifteen (15) days after the date on which such costs are paid with respect to such periods, for one half of the costs associated with the preparation and filing of such Tax Returns. The Seller shall deliver to the Purchaser, at least three (3) business days prior to the date on which such Taxes are required to be paid, that portion of the Taxes which relate to the portion of such taxable period ending on the Closing Date. For purposes of this Section 12.3(B), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Acquired Companies.

         C. Legal Proceedings. With respect to any Tax Returns for any Tax periods, the party hereto responsible for the preparation and filing of such Tax Return shall control the defense of any audits thereof or other Legal Proceedings relating thereto, provided that the costs of any such defense shall be shared by the parties hereto, pro rata based on their responsibility for Taxes due under any such Tax Return, and provided further that no such audits or other Legal Proceedings shall be settled in a manner which would adversely affect the other party hereto without the prior written consent of such other party, which consent shall not be unreasonably withheld.

         D. Cooperation on Tax Matters. (i) The Purchaser, the Acquired Companies and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 12.3 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder as provided in
Section 11.1.

                  (ii) The Purchaser and the Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) The Purchaser and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

                  (iv) The Purchaser and the Seller further agree that Tax Returns prepared pursuant to paragraphs A and B above shall not unreasonably, or in a manner inconsistent with past practice of the Acquired Companies, accelerate or defer any Tax items.

         E. Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving any Acquired Company shall be terminated as to the Acquired Companies as of the Closing Date. After the Closing Date, no Acquired Company shall be bound by or have any Liability under any such tax sharing agreement or similar agreement, including without limitation the Tax Allocation Agreement.

         F. Indemnification Against Taxes of Other Persons. The Seller agrees to indemnify the Purchaser and the Acquired Companies from and against any costs, expenses or other Liabilities (including any Taxes resulting from this indemnification) that the Purchaser or the Acquired Companies may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Acquired Companies for Taxes of any Person other than the Acquired Companies (i) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. Such indemnification shall not include Liability for Taxes of any Person who is an "affiliate" (within the meaning of Section 1504(a) of the Code) of the Purchaser or who becomes an "affiliate" (within the meaning of Section 1504(a) of the Code) of any of the Acquired Companies on or after the Closing. Furthermore, such indemnification shall not include any Liability for Taxes arising from or relating to any transaction occurring after the Closing Date.

         Section 12.4 Certain Definitions. For purposes of this Agreement, (i) "Tax" or "Taxes" includes all federal, state, local, foreign and other taxes, assessments, or governmental charges of any kind whatsoever including, without limitation, income, franchise, capital stock, excise, property, sales, use, service, service use, leasing, leasing use, gross receipts, value added, single business, alternative or add-on minimum, occupation, real and personal property, stamp, workers' compensation, severance, windfall, profits, customs, duties, disability, registration, estimated, environmental (including Taxes under Code
Section 59A), transfer, payroll, withholding, employment, unemployment and social security taxes, or other taxes of the same or similar nature, together with any interest, penalties or additions thereon and estimated payments thereof, whether disputed or not, (ii) "Tax Return" or "Tax Returns" includes all returns, reports, information returns, forms, declarations, claims for refund, statements and other documents (including any amendments thereto and including any schedule or attachment thereto) in connection with Taxes that are required to be filed with a Governmental Entity or other tax authority, or sent or provided to another party under applicable Law, and (iii) all citations of the Code or to the Treasury Regulations promulgated thereunder will include any amendments or successor provisions thereto.


                                  ARTICLE XIII

                                  Miscellaneous


         Section 13.1 Entire Agreement; Amendment. Each of the representations, warranties, covenants and agreements of any party hereto contained in this Agreement or the Disclosure Schedule or any certificate delivered by any party hereto pursuant to this Agreement will be deemed incorporated and contained in this Agreement and will constitute representations and warranties of such party. This Agreement (including the Disclosure Schedule) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) with respect to the subject matter hereof, including without limitation that certain letter from the Purchaser to the Seller dated May 15, 1998 and agreed to by the Seller on June 3, 1998 and, as of the Closing only, that certain confidentiality letter dated March 2, 1998. This Agreement (including the Disclosure Schedule) constitutes the entire agreement of the parties hereto with respect to the matters provided for herein and there are no agreements or commitments by or among such parties or their Affiliates with respect to the subject matter hereof except as expressly set forth in this Agreement. No investigation or receipt of information (other than the information contained in the Disclosure Schedule) by or on behalf of the Purchaser will diminish any of the representations, warranties, covenants or agreements of the Seller under this Agreement or the conditions to obligations of the Purchaser under this Agreement. No investigation or receipt of information by or on behalf of the Seller will diminish or obviate any of the representations, warranties, covenants or agreements of the Purchaser under this Agreement or the conditions to obligations of the Seller under this Agreement.

         Section 13.2 Amendments. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Purchaser and the Seller.

         Section 13.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. This Agreement may not be assigned by the Seller, or by Champps without the Purchaser's prior written consent (subject to Section 11.7). This Agreement is freely assignable by the Purchaser, and without limiting the foregoing, the Purchaser may designate a nominee(s) or designee(s) to acquire the Shares at the Closing, provided that the assignee, nominee or designee of the Purchaser executes a document acknowledging that it accepts the terms and provisions of this Agreement with the same force and effect as if it had originally been the "Purchaser" hereunder provided that the Seller is reasonably satisfied that such assignee, nominee or designee meets the net worth and other requirements applicable to the Purchaser hereunder.

         Section 13.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes and all of which together shall constitute one and the same instrument.

         Section 13.5 Headings and Section References. The headings of the sections and paragraphs of this Agreement are included for convenience only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. All section references herein, unless otherwise clearly indicated, are to sections within this Agreement.

         Section 13.6 Waiver. No failure or delay by either the Purchaser or the Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by Law.

         Section 13.7 Expenses. Except as otherwise specifically provided for in this Agreement, the Seller and the Purchaser shall each pay all costs and expenses incurred by it, or on its behalf, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel. The Purchaser and the Seller shall each pay one half of the HSR Act filing fee. The Purchaser shall pay all fees and expenses related to filings with Governmental Entities relating to Business Licenses which filings are required to be made following the Closing due to a change in control of any Acquired Company due to the Purchaser's acquisition of the Shares.

         Section 13.8 Notices. Any notice, request, instruction or other document to be given under this Agreement by any party hereto to any other party shall be in writing and delivered personally, dispatched by facsimile transmission, or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid:

                                    If to the Seller, to:

                         Unique Casual Restaurants, Inc.
                                            55 Ferncroft Road
                                            Danvers, MA 01923
                           Attn.: Donald C. Moore and
                             Donna L. Depoian, Esq.
                             Fax No.: (978) 774-1334

                                            with a copy to:

                             Goodwin, Procter & Hoar
                                            Exchange Place
                                            Boston, MA 02109
                                            Attn.:  Ettore A. Santucci, Esq.
                                            Fax No.:  (617) 570-8150


                                    If to the Purchaser, to:

                                            King Cannon, Inc.
                         575 Lexington Avenue, Suite 410
                                            New York, NY 10022
                             Attn: Michael R. Cannon
                             Fax No.: (212) 572-8369

                                            with a copy to:

                             Goulston & Storrs, P.C.
                                            400 Atlantic Avenue
                                            Boston, MA 02110-3333
                                            Attn.:   Kitt Sawitsky, Esq.
                             Fax No.: (617) 574-4112


or at such other address as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the Person to which it is directed upon actual receipt by such Person (or its agent for notices hereunder). Any notice that is dispatched by facsimile transmission shall be deemed to have been duly given to the Person to which it is addressed upon transmission and confirmation of receipt. Any notice that is addressed as provided herein and mailed by registered or certified mail shall be conclusively presumed to have been duly given to the Person to which it is addressed at the close of business, local time of such party, on the fifth calendar day after the day it is so placed in the mail. Any notice that is addressed as provided herein and sent by a nationally recognized overnight courier service shall be conclusively presumed to have been duly given to the Person to which it is addressed at the close of business, local time of such Person, on the next business day following its deposit with such courier service for next day delivery.

         Section 13.9 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the substantive Laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

         Section 13.10 Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provisions shall be of no force and effect, but the illegality or unenforceability shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

         Section 13.11 "Knowledge". Whenever "to its knowledge," "known", "aware" or a similar phrase is used to qualify a representation of the Seller, the "knowledge" so referred to shall be deemed to be the actual knowledge of the individual named on Schedule 13.11.

         Section 13.12 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         Section 13.13 Consent to Jurisdiction. Each of the Purchaser and the Seller hereby irrevocably consents that any legal action or proceeding against it under, arising out of, or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought in any state or federal court in the Commonwealth of Massachusetts of competent jurisdiction. Each party, by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand, by mail or by overnight express delivery service in the manner provided for in Section 13.8 or by serving a copy thereof on any registered agent for such party in such jurisdiction. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis. Nothing in this Section 13.13 shall affect or impair in any manner or to any extent the right of any party to commence legal proceedings or otherwise proceed against any other party in any jurisdiction or to serve process in any manner permitted by Law. The parties further agree that the consents and waivers provided for in this Section 13.13 are personal and solely for the benefit of the parties to this Agreement and their respective heirs and successors and are not intended for the benefit of, and may not be invoked by, any other Person.

         Section  13.14   Indemnification:   Survival  of  Representations   and
Warranties.

         A. Indemnification by the Seller and Champps. The Seller and Champps each hereby jointly and severally agrees to indemnify, defend and hold harmless the Purchaser, each of the Acquired Companies, each of the Affiliates of the Purchaser or any Acquired Company, and each of the employees, officers, directors, stockholders, members, managers, partners and representatives of any one of them, from and against any losses, assessments, Liabilities, claims, obligations, damages, costs or expenses (including without limitation reasonable attorneys' fees and disbursements) which arise out of or relate to:

                  (1) any misrepresentation in, breach of or failure to comply with, any of the representations, warranties, undertakings, covenants or agreements of the Seller or any Acquired Company or any Affiliate of any of them contained in this Agreement, including without limitation in the Disclosure Schedule, or in any certificate or other instrument or document executed and delivered by the Seller or any Acquired Company or any Affiliate of any of them pursuant to this Agreement; or

                 (2)      any Environmental Matters (as hereinafter defined); or

                 (3)      any Retained Liabilities; or

                 (4)      obligations  of  the  Seller  under  Section 2.4 with
                          respect   to  Lease   Termination  Amounts  and  Rent
                          Adjustment Amounts;

and all such losses, assessments, Liabilities, claims, obligations, damages, costs or expenses so arising out of or relating to any of the foregoing clauses
(1) through (4), inclusive, of this Section 13.14(A), or the matters described therein, are referred to hereinafter as the "Purchaser's Losses"; provided, however, that the Seller shall not have any obligation so to indemnify the Purchaser on account of any breach of any representation or warranty as described in clause (1) above of this Section 13.14(A) unless and until the Purchaser's Losses paid or incurred by the Purchaser on account of all such breaches of representations and warranties exceed $100,000 in the aggregate, in which event the Purchaser will be entitled to such indemnification in respect of all such Purchaser's Losses, including without limitation such initial $100,000 of Purchaser's Losses.

         As used above, the term "Environmental Matters" shall mean and include each and all of the following:

                  (i) any Environmental Condition on, at, under, migrating from or to, or relating to the Current Locations or the Other Locations or any facilities or operations thereon, or otherwise relating in any way to the Business, to the proportionate extent any such Environmental Condition was caused or is alleged to have been caused by the acts, omissions, operations or activities of the Seller and/or any of the Acquired Companies;

                  (ii) the generation, manufacture, refinement, transportation, treatment, storage, handling, disposal, transfer, production, Release, Threat of Release, or processing of any Hazardous Materials (collectively, "Hazardous Materials Activities") on, at, under or relating to the Current Locations or the Other Locations or any facilities or operations thereon, or otherwise relating in any way to the Business, to the proportionate extent any such Hazardous Materials Activities occurred or are alleged to have occurred during the period of the Seller's ownership or operation of the Business and/or any of the Acquired Companies, including, without limitation, off-site waste transportation and disposal practices prior to the Closing; and

                  (iii) any Environmental Condition on, at, under, migrating from or to, or relating to any Current Location or Other Location or any facilities or operations thereon, or otherwise relating in any way to the Business, and identified or referenced in the ESA for said Location listed on
Schedule 13.14 attached hereto or otherwise disclosed to the Purchaser by the Seller.

         The Seller acknowledges and agrees that the definition of "Environmental Matters" above shall include each and all of the foregoing clauses (i) through (iii), inclusive, regardless of whether any of the matters described in such clauses (i) through (iii), inclusive, or any facts or circumstances relating thereto, have been disclosed to the Purchaser in this
Agreement or in the Disclosure Schedule or otherwise, and that the indemnification obligations with respect to Environmental Matters pursuant to this Section 13.14 shall exist in full force and effect notwithstanding any such disclosure. The Purchaser acknowledges that (i) the Seller's indemnification obligations with respect to Environmental Matters shall not abrogate or otherwise affect the Seller's ability to pursue third parties for damages and/or contribution, and (ii) the Seller shall be entitled to bring third party claims regarding Environmental Matters by or through the Purchaser (at the Seller's sole cost and expense) provided that the Seller first obtains the Purchaser's written consent (which consent shall be granted or denied at the sole but reasonable discretion of the Purchaser).

         B. Indemnification by the Purchaser. The Purchaser shall indemnify, defend and hold harmless the Seller and its employees, officers, directors, partners and representatives (other than any of the foregoing as may become employees of any Acquired Company or the Purchaser at or after the Closing) from and against any losses, assessments, Liabilities, claims, obligations, damages, costs or expenses (including without limitation reasonable attorneys' fees and disbursements) which arise out of or relate to: (i) any misrepresentation in, breach of or failure to comply with, any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement, or in any certificate or other instrument executed and delivered by the Purchaser pursuant to this Agreement; or (ii) any Transferred Liabilities (and all such losses, assessments, Liabilities, claims, obligations, damages, costs or expenses are referred to hereinafter as the "Seller's Losses"); provided, however, that the Purchaser shall not have any obligation so to indemnify the Seller on account of any breach of any representation or warranty as described herein unless and until the Seller's Losses paid, incurred, suffered or accrued by the Seller on account of all breaches of representations and warranties exceed $100,000 in the aggregate, in which event the Seller will be entitled to such indemnification in respect of all such Seller's Losses, including without limitation such initial $100,000 of Seller's Losses. The Purchaser's representations and warranties under this Agreement, and its indemnification obligations arising from such representations and warranties, shall survive the Closing and shall expire and terminate on December 31, 2000. Any covenants or agreements of the Purchaser hereunder, and any and all indemnification obligations relating thereto shall survive the Closing indefinitely, unless earlier expiring in accordance with their respective terms. Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Purchaser on account of any breach of any representation or warranty described in this Section 13.14(B)(i) shall be limited to $5,000,000; provided, however, that such limitation on the liability of the Purchaser shall not apply to, and there shall be no cap or limit on the liability of the Purchaser to the Seller under or in connection with any such liability on account of any breach by the Purchaser of any of its covenants or agreements hereunder or on account of its indemnification obligations pursuant to this Section 13.14 (except for those indemnification obligations specifically referenced in the first clause of this sentence).

         C. Survival. The Seller's representations and warranties under this Agreement, and its indemnification obligations arising from such representations and warranties, shall survive the Closing and shall expire and terminate on December 31, 2000, except for those representations and warranties contained in
(a) Section 4.1(L)(iii) which shall survive the Closing and shall expire and terminate on December 31, 2003, (b) Section 4.1(M) and Section 4.1(P) which shall survive the Closing and shall expire and terminate on the expiration of the applicable statute of limitations with respect to any applicable Purchaser's Losses, and (c) Section 4.1(A) with respect to the due organization, valid existence and good standing of the Seller and any Acquired Company as well as with respect to the matters referred to in the last two sentences thereof,
Section  4.1(B)  (except for clause  (iv) and the last  sentence  thereof),  and
Section 4.1(C) which shall survive the Closing indefinitely. Any covenants or agreements of the Seller hereunder, and any and all indemnification obligations relating thereto shall survive the Closing indefinitely, unless earlier expiring in accordance with their respective terms. The Seller's indemnification obligations with respect to covenants and the items described in Section 13.14(A)(2), Section 13.14(A)(3), and Section 13.14(A)(4) shall survive indefinitely.

         D. Indemnification Liability. Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Seller on account of any breach of any representation or warranty described in Section 13.14(A)(1) shall be limited to the amount of the Final Purchase Price. Such limitation on the liability of the Seller shall not apply to, and there shall be no cap or limit on the liability of the Seller to the Purchaser under or in connection with any liability on account of any breach by the Seller of any of its covenants or agreements hereunder or on account of indemnification obligations pursuant to this Section 13.14 (except for those indemnification obligations specifically referenced in the first clause of this Section 13.14(D)), provided that it shall be a condition to the Purchaser recovering any amount of Purchaser's Losses in excess of the Final Purchase Price that the Purchaser transfers to the Seller full ownership and control of the Shares, the Assets and the Transferred Seller Assets (to the extent then owned by the Purchaser and the Acquired Companies), the Acquired Companies and the Business in such a manner as to rescind the transactions contemplated hereby and the Seller pays to the Purchaser in connection with such transfer an amount equal to (i) the Final Purchase Price plus (ii) all additional investments made in the Acquired Companies following the Closing plus (iii) an amount equal to an internal rate of return equal to 25% on the sum of items (i) and (ii), unless the Seller in its discretion declines to have such transfer-back and rescission effected and elects to pay to the Purchaser all such Purchaser's Losses regardless of this proviso.

         E. Procedures. (i) Any of the Purchaser's Losses may first be satisfied, at the Purchaser's election, from the General Escrow Amount, and any interest earned thereon, to the extent sufficient. In the event that any Legal Proceeding shall be threatened or instituted in respect to which indemnification may be sought by one party hereto from another party under the provisions of this Section 13.14, the party seeking indemnification ("Indemnitee") shall, reasonably promptly after acquiring actual knowledge of such threatened or instituted Legal Proceeding, cause written notice in reasonable detail of such threatened or instituted Legal Proceeding and which is covered by this indemnification, to be forwarded to the other party from which indemnification is being sought ("Indemnitor"), provided, however, that the failure to provide such notice as of any particular date as aforesaid will not affect any rights to indemnification hereunder.

                  (ii) In the event of the initiation of any Legal Proceeding against an Indemnitee by a third party, the Indemnitor shall have the absolute right after the receipt of the notice described in Section 13.14(E)(i), at its option and at its own expense, to be represented by counsel of its choice, and (subject to Section 13.14(E)(iii)) to defend against, negotiate, settle or otherwise deal with any Legal Proceeding or demand that relates to any Purchaser's Losses or Seller's Losses, as the case may be, indemnified against hereunder, and, in such event, the Indemnitee will reasonably cooperate with the Indemnitor and its representatives in connection with such defense, negotiation, settlement or dealings (and the Indemnitee's costs and expenses arising therefrom or relating thereto shall constitute Purchaser's Losses, if the Indemnitee is the Purchaser, or Seller's Losses, if the Indemnitee is the Seller); provided, however, that the Indemnitee may directly participate in any such Legal Proceeding so defended with counsel of its choice at its own expense, except that, if the Indemnitor fails to take reasonable steps necessary to defend diligently such third party claim within 15 business days after receiving written notice from the Indemnitee that the Indemnitee reasonably believes the Indemnitor has failed to take such steps, the Indemnitee may assume its own defense, and, in such event (a) the Indemnitor will be liable for all Purchaser's or Seller's Losses, as the case may be, reasonably paid or incurred in connection therewith, and (b) the Indemnitor shall, in any case, reasonably cooperate, at its own expense, with the Indemnitee and its representatives in connection with such defense.

                  (iii) Without the prior written consent of the Indemnitee, which shall not be unreasonably withheld, the Indemnitor will not enter into any settlement of any third party claim which would lead to Liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not provided indemnification hereunder or which would otherwise adversely affect the Assets, the Transferred Seller Assets, the Business, any Acquired Company or the Purchaser. If a firm offer is made to settle a third party claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not provided indemnification hereunder and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to the Indemnitee to that effect. If the Indemnitee notifies the Indemnitor that it does not consent to such firm offer within 10 calendar days after its receipt of such notice from the Indemnitor, the Indemnitee may continue to contest or defend such third party claim and, in such event, the maximum Liability of the Indemnitor as to such third party claim will not exceed the amount of such settlement offer, plus the Purchaser's Losses or Seller's Losses, as the case may be, reasonably paid or incurred by the Indemnitee through the end of such 10-calendar day period.

                  (iv) After any final judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnitee and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter, and the Indemnitor shall pay all of the sums so owing to the Indemnitee by wire transfer or certified or bank cashier's check within 30 days after the date of such notice. Any and all Purchaser's Losses or Seller's Losses that are costs and expenses incurred in connection with a third party claim other than those described in the preceding sentence (including Purchaser's Losses or Seller's Losses incurred in the absence of any threatened or pending Legal Proceeding, or Purchaser's Losses or Seller's Losses incurred after any such Legal Proceeding has been threatened or instituted but prior to the rendering of any final judgment or award in connection therewith), shall be paid by the Indemnitor on a current basis, and, without limiting the generality of the foregoing, the Indemnitee shall have the right to invoice the Indemnitor for such Purchaser's
Losses or Seller's Losses, as the case may be, as frequently as it deems appropriate, and the amount of any such Purchaser's Losses or Seller's Losses, as the case may be, which are described or listed in any such invoice shall be paid to the Indemnitee, by wire transfer or certified or bank cashier's check, within 30 days after the date of such invoice.

         F. Certain Limitations. (i) The amount of any Purchaser's Losses or Seller's Losses shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies) with respect to such Purchaser's Losses or Seller's Losses as the case may be. Any Indemnitor hereunder shall be subrogated to the rights of the Indemnitee upon payment in full of the amount of the relevant Purchaser's Losses or Seller's Losses as the case may be. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. If any Indemnitee recovers an amount from a third party in respect of any Purchaser's Losses or Seller's Losses as the case may be after the full amount of such Purchaser's Losses or Seller's Losses has been paid by an Indemnitor or after an Indemnitor has made a partial payment of such Purchaser's Losses or Seller's Losses and the amount received from the third party exceeds the remaining unpaid balance of such Purchaser's Losses or Seller's Losses, then the Indemnitee shall promptly remit to the Indemnitor the excess (if any) of (a) the sum of the amount theretofore paid by the Indemnitor in respect of such Purchaser's Losses or Seller's Losses plus the amount received from the third party in respect thereof, less (b) the full amount of such Purchaser's Losses or Seller's Losses.

         (ii) The amount of any Purchaser's Losses or Seller's Losses or any other amounts payable or reimbursable by one party to the other under this Agreement shall be increased or decreased to take account of any net Tax cost incurred or any net Tax benefit realized by the Indemnitee.

         (iii) Notwithstanding any other provisions of this Agreement (a) the Purchaser shall not have any right to make claims for indemnification pursuant to this Section 13.14 with respect to any matter which is the basis of any economic adjustment pursuant to Section 2.2(B) or Section 2.3(C), it being understood that such adjustments constitute the Purchaser's sole recourse and remedy with respect to such matters to the exclusion of this Section 13.14, and
(b) neither the Purchaser nor the Seller shall have any right to make claims for indemnification pursuant to this Section 13.14 on account of breaches of representations and warranties in this Agreement after the period for which such representations or warranties survive pursuant to Section 13.14(B) and Section 13.14(C). If the Closing occurs, the indemnification rights of the parties provided in this Section 13.14 and in the Escrow Agreement constitute the exclusive remedy of the parties with respect to all matters described in this Agreement (except for the matters described in Article II, Section 6.7, Section 6.9, Section 6.18, Article XI and Article XII for which the parties shall be entitled to specific performance and all other remedies available at law or equity for the breach of the matters described in such Sections and Articles).

         Section 13.15 Arbitration. Any and all disputes between the parties that arise out of or relate to Article II or Section 13.14 (other than a claim based on a breach of a representation or warranty except for a claim for such breach under the Escrow Agreement to which arbitration shall apply) of this Agreement, or that arise out of or relate to the Escrow Agreement, and which cannot be amicably settled, shall be determined solely and exclusively by arbitration by a single arbitrator (the "Arbitrator") who has either been appointed jointly by (a) the Purchaser and the Seller, or (b) an arbitrator appointed by the Purchaser and an arbitrator appointed by the Seller. If the Arbitrator has not been appointed within ten business days of the date of notice of any such dispute having been given by a party hereto the other party, the Arbitrator shall be appointed by the President of the AAA. The Arbitrator shall be an individual with experience in the field which is the subject matter which he or she is being asked to determine. Any arbitration pursuant to this Section
13.15 shall be administered by the AAA under its commercial arbitration rules for such disputes at its office in Boston, Massachusetts. The parties expressly, unconditionally and irrevocably waive any right to recision, repudiation or any similar remedy in any Legal Proceeding hereunder for which arbitration is applicable under this Section 13.15. Judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the Arbitrator shall be paid by the non-prevailing party.

         Section 13.16  Certain Employment Matters.

         A. Company Employees. As of and immediately following the Closing all Company Employees shall remain employees of the applicable Acquired Company on the same terms and conditions on which they are employed by such Acquired Company immediately prior to the Closing. The Acquired Companies shall not assume the Employee Benefit Plans of Seller, but Purchaser shall use reasonable commercial efforts, to the extent consistent with the operating plans for the Business after the Closing, to establish comparable benefit arrangements for the Acquired Companies (other than any stock purchase or other incentive or retirement plan except for a so-called "401K" plan) to be in force immediately following the Closing; provided, however, that after the Closing, the Acquired Companies shall be liable for all severance and all accrued vacation of the Company Employees as of the Closing Date, and the Seller shall have no reimbursement or other liability to the Purchaser, the Acquired Companies or the Company Employees after the Closing on account thereof. The obligations of the Acquired Companies under the second sentence of this Section 13.16(A) to establish comparable benefit arrangements shall only survive for six months following the Closing. The employee benefit plans, programs and policies established by Purchaser and/or the Acquired Companies after the Closing shall credit the Company Employees covered thereby with all service with Seller or the Acquired Companies (or any predecessor or affiliated employers) to the extent such service would be recognized by Seller prior to the Closing for all purposes under its Employee Benefit Plans, to the same extent as if such service were service with Purchaser and/or the Acquired Companies, and in the case of any group medical or dental insurance or other health care plan, the Company Employees shall be covered under such plan without regard to any pre-existing condition restrictions, but only to the extent such condition did not also apply under Seller's health care plan, and to the extent feasible, with credit for payments made during the current plan year as to annual maximum out-of-pocket co-payments and deductibles. Nothing contained in this Agreement shall confer upon any Company Employee any right with respect to continuance of employment by the applicable Acquired Company, nor shall anything herein interfere with the right of the Seller, the Purchaser and the Acquired Companies to terminate the employment of any of the Company Employees at any time, with or without cause, or restrict the Purchaser or the Acquired Companies in the exercise of their independent business judgment in modifying any of the terms and conditions of the employment of the Company Employees. No provision of this Agreement shall create any third party beneficiary rights in any Company Employee, or any beneficiary or dependents thereof, with respect to compensation, terms and conditions of employment and benefits. Seller will provide Purchaser, in a timely manner, any information with respect to any Company Employee's employment with and compensation from Seller or the Acquired Companies or rights or benefits under any employee benefit plan of Seller which Purchaser may reasonably request.

         B. Seller Employees. Schedule 13.16 sets forth the names of all current employees of Seller (including employees on sick leave and vacation, but excluding the Chief Executive Officer of Seller) who spend any of their working time performing services relating to the Business (the "Seller Employees"). Unless Purchaser otherwise elects with Seller's consent (not to be unreasonably withheld) prior to the Closing, all Seller Employees shall be offered employment by the Company as of the Closing, which offers shall be for wages or salaries which are reasonably similar to such employees' wages or salaries immediately prior to the Closing. Seller agrees to fully cooperate with Purchaser in connection with such offer of employment by Purchaser and will not take any action, directly or indirectly, to prevent any Seller Employee to whom the Purchaser offers employment from becoming employed by the Company from and after the Closing. After the Closing, all Seller Employees who shall have accepted the Company's offer of employment pursuant to the foregoing sentence shall be treated for all purposes as if they were "Company Employees", including without limitation all provisions of Section 13.16(A) hereof, except as otherwise expressly set forth in Section 13.16(C). Effective as of the Closing, Seller shall (i) terminate the employment of each Seller Employee who has been offered employment by the Company as of the Closing in accordance with this Section 13.16(B) and has accepted such employment (a "Rehired Seller Employee"); and
(ii) in its sole discretion, either retain any Seller Employee who has been offered employment by the Company as of the Closing in accordance with this
Section 13.16(B) and has not accepted such employment (a "Declining Seller Employee") or terminate such Declining Seller Employee's employment, whereby Seller shall be liable for all severance and accrued vacation of such Declining Seller Employee as of the Closing Date, and the Purchaser and the Acquired Companies shall have no reimbursement or other liability to the Seller or such Declining Seller Employee as of and after the Closing on account thereof.

         C. Shared Employees. An asterisk in Schedule 13.16 next to their names indicates those Seller Employees who, if they become Rehired Seller Employees, Purchaser will cause to be made available to Seller by the Company to provide services after the Closing for the benefit of Seller and its remaining subsidiaries and business in accordance with this Section 13.16(C) and the Transitional Services Agreement (the "Shared Employees"). Notwithstanding their status as "Shared Employees", except as otherwise, expressly set forth in this
Section 13.16(C) such employees shall be for all purposes "Rehired Seller Employees". Seller shall have the right to receive from the Shared Employees, and Purchaser and the Company shall take all commercially reasonable actions to cause the Shared Employees so long as they are employed by any Acquired Company to provide to Seller, services in the categories and for the maximum terms specifically set forth in the Transitional Services Agreement, (the "Shared Employee Services"). Approximately 50% of each Shared Employee's normal business hours will be devoted to duties on behalf of Seller. Each such Shared Employee's duties hereunder will consist of substantially the same duties as were performed by such Shared Employee during the six-month period prior to the Closing subject to (i) such minor modifications as shall be necessary to reflect the consummation of the transactions contemplated by this Agreement or as to which Seller shall reasonably request, and (ii) the reasonable needs of the Company as determined in its reasonable discretion. It is understood and agreed that Seller, and not Purchaser, shall be responsible for directing and supervising the Shared Employees with respect to the performance of Shared Employee Services. Purchaser and the Company may not terminate any of the Shared Employee Services prior to the earlier of (i) the maximum terms set forth in the Transitional Services Agreement or (ii) the date on which Seller elects to terminate the applicable Shared Employee Services as provided in the Transitional Services Agreement, unless such termination is "for cause" or unless in each case Purchaser gives Seller five business day's prior written notice of any such termination by an Acquired Company without cause and an opportunity to offer employment to the terminated Shared Employee notwithstanding the restrictions set forth in Section 11.5 hereof. Seller agrees to compensate the Company for Shared Employees Services at the rate of 50% of the sum of (i) annual salary (initially as of the Closing and as may be revised during the Company's standard employee merit review process) and (ii) attributable benefits and direct costs related to such Shared Employee. Seller shall have no employer-employee relationship with any Rehired Seller Employees. If a Shared Employee is terminated by Purchaser or the Company within the 12 months immediately following the Closing, Seller and Purchaser agree to share equally in any severance obligation which becomes payable to such terminated Shared Employee.



                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                          KING CANNON, INC.


                          By:
                          Title:


                          UNIQUE CASUAL RESTAURANTS, INC.


                          By:
                          Title:

         Champps Entertainment, Inc. hereby joins in this Agreement for the purposes of the representations, warranties, covenants and obligations contained in Section 4.1(R), Section 4.1(W), Section 11.5, Section 11.7, and Section 13.14, and hereby agrees to be bound by each and all of the provisions thereof as a direct obligor thereunder:


                         CHAMPPS ENTERTAINMENT, INC.



                         By:
                         Title:

                               Exhibit 3.2(A)(21)

                                TITLE COMMITMENTS



StoreNo.     Location
1            San Antonio, Texas

8            Clearlake, Texas

9            Normandy, Texas

13           Kirkwood, Texas

24           Woodland, Texas

26           Kirkland, Texas

90           Mattison, Illinois

                                  Schedule 6.11

           Matters to be Addressed in Transitional Services Agreement


1. Data Processing: The Seller shall cause Restaurant Consulting Services, Inc. ("RCS") to provide to the --------------- Purchaser, until June 30, 1999, such data processing and consulting services as RCS is currently obligated to provide to the Seller in connection with the Seller's conduct of the Business under and pursuant to that certain Professional Services Contract (the "RCS Contract") dated July 1, 1997 between the Seller and RCS. In consideration of the foregoing, the Purchaser, or at the election of the Purchaser the Company, shall pay to the Seller an amount equal to $40,000 per month during this term (prorated for a portion of any month). The Seller has no liability or responsibility for RCS' performance of the foregoing services and all services not covered by the RCS Contract may be contracted for directly between the Purchaser or the Company and RCS at the Purchaser's sole cost and expense.

2. Head Office: The Seller shall provide to the Purchaser 10,000 square feet of space in the Head Office until the termination of the term of the Lease applicable to the Head Office. In consideration of the foregoing, the Purchaser, or at the Purchaser's election the Company, shall pay to the Seller rent equal to $20 per square foot (which amount shall constitute the Purchaser's sole monetary responsibility thereunder for rent, additional rent or otherwise) on the 10,000 square feet provided (whether or not actually used by the Purchaser). The Purchaser may terminate the foregoing arrangement at any time on 120 days' prior notice to the Seller.

3.   Personnel: Details to implement Section 13.16.

4. Office Furniture and Equipment: The Transferred Seller Assets shall include office furniture and equipment for 29 employees. The Seller shall Transfer to the Purchaser, or at the election of the Purchaser the Company, any office furniture and equipment used by any shared personnel (in excess of 29) who are eventually hired by the Purchaser or the Company.

5. Boston Restaurant: The Seller shall manage and operate the Boston Restaurant, shall be fully responsible for all Liability relating to Company Employees at the Boston Restaurant, and shall assume the Employment Agreement dated as of June 28, 1998 between the Company and James L. Boland, all on terms and conditions to be mutually acceptable to the Purchaser and the Seller.